               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                    SUPPLEMENT NO. 2 DATED SEPTEMBER 17, 2003
                    TO THE PROSPECTUS DATED FEBRUARY 19, 2003

         THIS DOCUMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE PROSPECTUS OF BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP DATED FEBRUARY 19, 2003, AS SUPPLEMENTED AND AMENDED BY SUPPLEMENT NO. 1 DATED JUNE 3, 2003. UNLESS OTHERWISE DEFINED IN THIS SUPPLEMENT, CAPITALIZED TERMS USED IN THIS SUPPLEMENT SHALL HAVE THE SAME MEANINGS AS SET FORTH IN THE PROSPECTUS.

         The purpose of this supplement is to describe the following:

                  (1) the status of the offering of units in Behringer Harvard Short-Term Opportunity Fund I LP;

                  (2)      revisions to the "Investment Objectives and Criteria
                           - Borrowing Policies" section of the prospectus to clarify that the limitations imposed by the NASAA Guidelines related to our borrowing of funds do not apply until the termination of our offering of units;

                  (3) revisions to the "Management - Advisory Board" section of the prospectus to disclose the addition of a new member to our advisory board;

                  (4) revisions to the "Summary of Distribution Reinvestment Plan" section of the prospectus to describe the automatic purchase feature of our new distribution reinvestment and automatic purchase plan, which is attached to this supplement as Exhibit D;

                  (5) revisions to the "Plan of Distribution--Compensation We Will Pay for the Sale of Our Units" section of the prospectus;

                  (6) revisions to the "Investment by Tax-Exempt Entities and ERISA Considerations" and "Federal Tax Considerations" sections of the prospectus to clarify that our allocations are intended to satisfy the requirements for the "fractions rule";

                  (7) the impact of recently passed federal tax legislation on an investment in our units of limited partnership interest;

                  (8) our adoption of an amended and restated partnership agreement, which incorporates the change to our borrowing policies described in this supplement and changes to ensure that our allocations satisfy the requirements for the "fractions rule" in order to help avoid unrelated business taxable income ("UBTI") to our qualified pension, profit sharing and stock bonus plan investors and our tax-exempt educational organization investors; and

                  (9)      revisions to our form of subscription agreement.

STATUS OF THE OFFERING

         We commenced our initial public offering of units of limited partnership interest on February 19, 2003. Until subscriptions aggregating at least $1.5 million were received and accepted by us, all subscription proceeds were placed in escrow pursuant to the terms of our escrow agreement with Wells Fargo Bank Iowa, N.A. The conditions of our escrow agreement were satisfied on September 16, 2003. We accepted investors' subscriptions and issued 158,884 units to limited partners on September 16, 2003, at which time proceeds of $1,590,884 were distributed to us. In addition, we have special escrow accounts for subscriptions from residents of New York, Nebraska and Pennsylvania. The conditions of those special escrow accounts have not been satisfied as of the date of this supplement and, therefore, we have not accepted subscriptions from residents of those states. For additional information, see the "Plan of Distribution - Subscription Process" section of the prospectus beginning on page 116.


BORROWING POLICIES

         The following information should be read in conjunction with the "Investment Objectives and Criteria - Borrowing Policies" section on page 52 of the prospectus:

         Section 11.3(e) of our partnership agreement authorizes us to borrow funds to the extent permissible under applicable NASAA Guidelines. These borrowing limitations apply only after the termination of our offering of units.
Thus, during the offering period, we are able to borrow funds in any amount necessary to enable us to invest the proceeds of this offering in properties.
Because we do not expect to have any loans insured, guaranteed or provided by the federal government or any state or local government or agency or instrumentality of any of them, the total amount of indebtedness we incur following the termination of the offering cannot exceed the sum of (i) 85.0% of the aggregate purchase price of all of our properties that have not been refinanced, plus (ii) 85.0% of the aggregate fair market value of all of our refinanced properties as determined by the lender on the date of refinancing.
These borrowing limits notwithstanding, after the termination of this offering, we intend for the aggregate amount of borrowings to not exceed 75.0% of the aggregate value of all of our assets.

ADVISORY BOARD

         The following information should be read in conjunction with the "Management - Advisory Board" section on page 60 of the prospectus:

         On September 15, 2003, our general partners appointed Robert "Bobby" W.
McMillan to serve as a fourth member of our advisory board. Mr. McMillan has been actively involved in commercial and residential real estate for over 35 years. Since January 2000, Mr. McMillan has served as the Chief Executive
Officer of McMillan Properties, a developer of residential real estate properties. From May 1980 until January 2000, Mr. McMillan served as Executive
Vice President of Folsom Properties, Inc., a developer of commercial and residential real estate properties. Mr. McMillan received a Bachelor of Business
Administration degree from Southern Methodist University.

DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLAN

         The following information should be read in conjunction with the "Summary of Distribution Reinvestment Plan" section on page 79 of the prospectus:

         INVESTMENT OF DISTRIBUTIONS

         Investors who elect to participate in our distribution reinvestment plan generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our general partners have the sole discretion, upon the request of an investor, to accommodate an investor's request for less than all of the investor's units to be subject to participation in the plan.

         AUTOMATIC PURCHASES OF UNITS

         After your initial purchase of units, you may elect to purchase additional units of our limited partnership interest through our distribution reinvestment and automatic purchase plan. The automatic purchase feature of this plan allows investors to make cash investments of $25 or more through their checking, savings or other bank account at regular intervals selected by the investor. You may elect to invest the specified amount twice monthly, monthly, quarterly, semiannually or annually. Attached to this supplement is our revised form of distribution reinvestment and automatic purchase plan, which replaces the form of the plan attached as Exhibit D to the prospectus.

         ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         You may elect to participate in our distribution reinvestment and automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for units. You may elect to participate in either the distribution reinvestment feature of the plan, the automatic purchase feature of the plan, or both. Residents of Ohio are not eligible to participate in the distribution reinvestment feature of the plan. If you do not elect to participate in the plan at the time of your initial investment, you may do so at any time by delivering to Behringer Securities LP, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities. Participation in the distribution reinvestment feature of the plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the month to which the

                                       -2-
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distribution relates. Participation in the automatic purchase feature of the plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

         To withdraw from participation in our distribution reinvestment and automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the plan, you must provide written notice to Behringer
Securities. A withdrawal from participation the distribution reinvestment feature of the plan will be effective with respect to distributions for the month in which the notice is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase feature of the plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

REALLOWANCE OF DEALER MANAGER FEE

         The following information should be read in conjunction with the "Plan of Distribution--Compensation We Will Pay for the Sale of Our Units" section beginning on page 115 of the prospectus:

         Although Behringer Securities, our dealer manager, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to participating broker-dealers as marketing fees and due diligence expense reimbursement, Behringer Securities will not reallow any dealer manager fees for sales made under the distribution reinvestment feature of our distribution reinvestment and automatic purchase plan.

VOLUME DISCOUNTS

         The following information should be read in conjunction with the "Plan of Distribution--Volume Discounts" section beginning on page 119 of the prospectus:

         In connection with volume sales made to investors in our units, investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our general partners or their affiliates, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

INVESTMENT BY TAX-EXEMPT ENTITIES

         The following information should be read in conjunction with the "Investment by Tax-Exempt Entities and ERISA Considerations" section beginning on page 91 of the prospectus and the "Federal Income Tax Considerations" section beginning on page 96 of the prospectus:

     UNRELATED BUSINESS TAXABLE INCOME

         Any person who is a fiduciary of a tax-exempt entity (such as IRAs and charitable remainder trusts), except for qualified pension, profit sharing and stock bonus plans and certain educational organizations, considering an investment in our units should be aware that it is likely that certain income allocable to units owned by such tax-exempt entity will generate UBTI. This would occur in the event that any portion of our income is deemed to be UBTI, which is generally defined as income derived from (i) any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member, or (ii) "debt-financed property." Any property acquired by us will likely be acquired using debt and as such will likely constitute "debt-financed property."

         The fact that property owned by us is "debt financed property" should not cause income to qualified pension, profit sharing or stock bonus plans or tax-exempt educational organizations to constitute UBTI. It is possible that certain income allocable to units owned by a qualified pension, profit sharing or stock bonus plan or a tax-exempt educational organization could generate
UBTI. This would occur in the event that any portion of our income is deemed to be UBTI derived from any unrelated trade or business. To the extent that less than $1,000 of UBTI is generated for any tax-exempt investor, the Internal
Revenue Service does not require the filing of a tax return or the payment of any tax with respect to such UBTI.

                                       -3-
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         (i)      Unrelated Trade or Business.

         To constitute an unrelated trade or business, an activity must be regularly carried on by a tax-exempt entity (or by an entity taxed as a partnership in which such an organization holds an interest) and not substantially related to the organization's tax-exempt purposes. This may occur if at any time we are deemed to be a "dealer" in real property.

Although an activity may be characterized as an "unrelated trade or business" that produces UBTI, income that qualifies under one of several exclusions and that is not attributable to debt-financed property is not subject to tax as UBTI.

         Income excludable from UBTI includes: (i) dividends and interest; (ii) rents from real property; (iii) rent from personal property leased in connection with real property (provided that the amount of rent attributable to the personal property does not exceed 10% of the total rent received under the lease); and (iv) gains or losses from the sale, exchange or other disposition of property (except for inventory, property held primarily for sale to customers in the ordinary course of the trade or business and certain recapture items that had previously been used to offset earlier unrelated trade or business income).
The exclusion from UBTI for rents from real property is not applicable if: (i) more than 50% of the total rents received or accrued under the lease in the real property is attributable to personal property; (ii) the determination of the amount of rent depends in whole or in part on the income or profits derived by any person from the real property leased (other than an amount based on a fixed percentage or percentages of receipts or sales); or (iii) services are rendered to the occupant primarily for the occupant's convenience and such services are in addition to those customarily rendered in connection with the rental of space for occupancy only.

         (ii)     Debt-Financed Property.

         Notwithstanding the general UBTI exclusions described above, UBTI will include income derived from real property to the extent that there is "acquisition indebtedness." In general, acquisition indebtedness is the unpaid amount of any indebtedness incurred (i) to acquire or improve property, (ii) before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and (iii) after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement. During the period that any acquisition indebtedness is outstanding, a pro rata share of the tax-exempt entity's income from the assets would be subject to tax on UBTI based on the ratio of the average outstanding principal balance of such debt over the average basis of the assets during the applicable taxable year unless the tax-exempt entity qualifies for an exemption from UBTI.

         An exception to the general debt-financed property rules exists in the case of qualified pension trusts, profit sharing and stock bonus plans and certain educational institutions and their affiliated support organizations
(Qualified Organizations). Under this exception, indebtedness incurred by a Qualified Organization in acquiring or improving real property generally will not be treated as "acquisition indebtedness" unless (i) the price for the acquisition or improvement is not a fixed amount determined as of the date of acquisition or completion of the improvement; (ii) the amount of such indebtedness or any other amount payable with respect to such indebtedness, or the time for making payment of any amount with respect to such indebtedness, depends, in whole or in part, upon any revenue, income or profits derived from such real property; (iii) the real property is leased to the seller or certain persons related to the seller; (iv) the real property is acquired from, or is leased to, certain persons who bear a specified relationship to any such person;
and (v) a person described in the preceding clause (iii) or (iv) provides financing in connection with the acquisition or improvement. In the case of real property held by an entity taxed as a partnership, this exception does not apply unless the entity meets the requirements described in the preceding clauses (i) through (v), and in addition (i) all of the investors of such entity are Qualified Organizations, (ii) each allocation to an investor of such entity that is a qualified organization is a "Qualified Allocation" within the meaning of
Section 168(h)(6) of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) the entity meets the requirements of Code Section 514(c)(9)(E). An allocation is a qualified allocation if (i) a tax-exempt entity's distributive share of each item of income, gain, loss, deduction, credit and basis remains the same during the entire period that the entity is a partner and (ii) the allocation has substantial economic effect within the meaning of Code Section
704(b)(2). A partnership meets the requirements of Code Section 514(c)(9)(E) if
(i) the allocation of items to any partner that is a Qualified Organization cannot result in such partner having a share of the overall partnership income for any taxable year greater than such partner's share of the overall partnership loss for the taxable year for which such partner's loss share will be the smallest, I.E., "the fractions rule," and (ii) each allocation with respect to the partnership has substantial economic effect within the meaning of Code Section 704(b)(2).

         It is expected that we will incur indebtedness in acquiring or improving real property. Our allocations are intended to satisfy the requirements for the fractions rule; therefore, so long as any borrowing otherwise complies with the

                                       -4-
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requirements described above, tax-exempt investors
that are Qualified Organizations should not incur UBTI as a result of our ownership of debt-financed property. Because Qualified Organizations do not include, among other entities, IRAs, charitable remainder trusts, or any Section
501 organizations other than educational institutions described in Section
170(b)(1)(A)(ii) of the Code, investment in our units by any such non-qualified tax-exempt entity is likely to generate UBTI. As such, investment in our units is generally not a suitable investment for such non-qualified tax-exempt entities.

         Our general partners intend to make investments that will not generate income that is UBTI to Qualified Organizations. However, Qualified Organizations should carefully consider the possibility of UBTI and the impact it might have on their overall investment criteria and performance.

IMPACT OF RECENTLY PASSED TAX LEGISLATION

         The following information should be read in conjunction with the "Risk
Factors" section beginning on page 23 of the prospectus and the "Federal Income
Tax Considerations" section beginning on page 96 of the prospectus:

         Congress has recently passed major federal tax legislation. One of the changes reduced the tax rate to recipients of dividends paid by corporations to individuals to a maximum of 15%. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%.

         Although partnerships continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would make a limited partnership structure a less advantageous organizational form for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT. Pursuant to our partnership agreement, our general partners have the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to cause us to be taxed as a corporation or to qualify as a REIT for federal income tax purposes. Our general partners have the authority under our partnership agreement to make these elections without the necessity of obtaining the approval of our limited partners. In addition, our general partners have the authority to amend our partnership agreement without the consent of limited partners in order to facilitate our operations so as to be able to qualify us as a REIT, corporation or other tax status that they elect for us.

PARTNERSHIP AGREEMENT

         On September 15, 2003, our general partners and our initial limited partner approved the adoption of an amended and restated partnership agreement.
The amended and restated partnership agreement contains modifications to our original partnership agreement (i) to help ensure that our allocations satisfy the requirements for the "fractions rule," (ii) to provide us with the flexibility to purchase unimproved property to the extent permitted under the NASAA Guidelines, (iii) to clarify that the limitations imposed by the NASAA
Guidelines related to our borrowing of funds do not apply until the termination of our offering of units and (iv) to integrate the revisions to the partnership agreement contained in the first amendment to the partnership agreement, which became effective on June 2, 2003. Prospective investors should study our amended and restated partnership agreement carefully before making any investment decision to purchase our units. A copy of our amended and restated partnership agreement is attached to this supplement as an addendum to Exhibit B to our prospectus.

SUBSCRIPTION AGREEMENT

         Attached to this supplement is a revised form of subscription agreement
(Exhibit C to the prospectus) for investors to use when subscribing to purchase shares of our common stock. We have modified the subscription agreement to request additional information from investors that will assist us in administering the subscription process.

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                                                    EXHIBIT B

                            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP


                                                TABLE OF CONTENTS
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
ARTICLE I FORMATION...........................................................................................B-1

ARTICLE II NAME...............................................................................................B-1

ARTICLE III DEFINITIONS.......................................................................................B-1
         3.1      "Acquisition and Advisory Fee"..............................................................B-1
         3.2      "Acquisition Expenses"......................................................................B-1
         3.3      "Acquisition Fees"..........................................................................B-1
         3.4      "Act".......................................................................................B-1
         3.5      "Additional Limited Partners"...............................................................B-1
         3.6      "Affiliate".................................................................................B-2
         3.7      "Aggregate Assets Value"....................................................................B-2
         3.8      "Agreement".................................................................................B-2
         3.9      "Asset Management Fee"......................................................................B-2
         3.10     "Assignee"..................................................................................B-2
         3.11     "Base Amount"...............................................................................B-2
         3.12     "Capital Account"...........................................................................B-2
         3.13     "Capital Contribution"......................................................................B-2
         3.14     "Cash Flow".................................................................................B-2
         3.15     "Certificate"...............................................................................B-2
         3.16     "Code"......................................................................................B-2
         3.17     "Competent Independent Expert"..............................................................B-2
         3.18     "Construction Fees".........................................................................B-3
         3.19     "Contract Purchase Price"...................................................................B-3
         3.20     "Development Fees"..........................................................................B-3
         3.21     "Dissenting Limited Partner"................................................................B-3
         3.22     "Distribution Reinvestment Plan"............................................................B-3
         3.23     "Event of Withdrawal".......................................................................B-3
         3.24     "Front-End Fees"............................................................................B-3
         3.25     "Gain on Sale"..............................................................................B-3
         3.26     "General Partners"..........................................................................B-3
         3.27     "Gross Revenues"............................................................................B-4
         3.28     "Initial Limited Partner"...................................................................B-4
         3.29     "Intellectual Property Rights"..............................................................B-4
         3.30     "Investment in Properties"..................................................................B-4
         3.31     "IRS".......................................................................................B-4
         3.32     "Limited Partners"..........................................................................B-4
         3.33     "Liquidating Distributions".................................................................B-4
         3.34     "Majority Vote".............................................................................B-4
         3.35     "Minimum Gain"..............................................................................B-4
         3.36     "Minimum Investment Percentage".............................................................B-4
         3.37     "Minimum Offering"..........................................................................B-4
         3.38     "Minimum Offering Expiration Date"..........................................................B-4
         3.39     "NASAA Guidelines"..........................................................................B-4
         3.40     "Net Capital Contribution"..................................................................B-5
         3.41     "Net Cash Distributions"....................................................................B-5
         3.42     "Net Cash From Operations"..................................................................B-5
         3.43     "Net Income" or "Net Loss"..................................................................B-5
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
         3.44     "Non-Liquidating Net Sale Proceeds".........................................................B-5
         3.45     "Offering"..................................................................................B-5
         3.46     "Organization and Offering Expenses"........................................................B-5
         3.47     "Participating Percentage"..................................................................B-5
         3.48     "Partners"..................................................................................B-5
         3.49     "Partnership"...............................................................................B-5
         3.50     "Partnership Property" or "Partnership Properties"..........................................B-5
         3.51     "Person"....................................................................................B-5
         3.52     "Preferential Limited Partner Return".......................................................B-5
         3.53     "Prior Behringer Harvard Public Programs"...................................................B-6
         3.54     "Program"...................................................................................B-6
         3.55     "Proprietary Property"......................................................................B-6
         3.56     "Prospectus"................................................................................B-6
         3.57     "Purchase Price"............................................................................B-6
         3.58     "Registration Statement"....................................................................B-6
         3.59     "Retirement Plans"..........................................................................B-6
         3.60     "Roll-Up"...................................................................................B-6
         3.61     "Roll-Up Entity"............................................................................B-6
         3.62     "Sale Date".................................................................................B-6
         3.63     "Sponsor"...................................................................................B-6
         3.64     "Treasury Regulations"......................................................................B-7
         3.65     "Unit"......................................................................................B-7

ARTICLE IV BUSINESS...........................................................................................B-7
         4.1      Purpose.....................................................................................B-7
         4.2      Objectives..................................................................................B-7

ARTICLE V NAMES AND ADDRESSES OF PARTNERS.....................................................................B-7

ARTICLE VI TERM...............................................................................................B-8

ARTICLE VII PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT..............................................B-8

ARTICLE VIII CAPITAL CONTRIBUTIONS............................................................................B-8
         8.1      Capital Accounts............................................................................B-8
         8.2      General Partners............................................................................B-8
         8.3      General Partner Purchase of Units...........................................................B-8
         8.4      Initial Limited Partner.....................................................................B-8
         8.5      Limited Partner Contributions...............................................................B-8
         8.6      Admission of Limited Partners...............................................................B-9
         8.7      Minimum Capitalization......................................................................B-9
         8.8      Escrow......................................................................................B-9
         8.9      Public Offering............................................................................B-10
         8.10     Return and Withdrawal of Capital...........................................................B-10
         8.11     Repurchase of Units........................................................................B-10
         8.12     Interest on Capital Contributions..........................................................B-12
         8.13     Ownership by Limited Partner of Interest in Affiliates of General Partners.................B-12
         8.14     Deficit Capital Accounts...................................................................B-12
         8.15     Distribution Reinvestment Plan.............................................................B-12

ARTICLE IX DISTRIBUTIONS.....................................................................................B-13
         9.1      Net Cash Distributions.....................................................................B-13
         9.2      Dissolution................................................................................B-14
         9.3      Liquidating Distributions..................................................................B-14
         9.4      Distribution Dates.........................................................................B-14
         9.5      Allocation Among General Partners..........................................................B-14
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                                                      B-ii
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
         9.6      Allocation Among Limited Partners..........................................................B-14

ARTICLE X ALLOCATIONS........................................................................................B-15
         10.1     Net Loss...................................................................................B-15
         10.2     Net Income.................................................................................B-15
         10.3     Qualified Income Offset....................................................................B-15
         10.4     Allocation Among Limited Partners..........................................................B-15
         10.5     Allocation Among General Partners..........................................................B-16
         10.6     Item Prorations............................................................................B-16
         10.7     Allocations in Respect to Transferred Units................................................B-16
         10.8     Allocations in Respect to Repurchased Units................................................B-16
         10.9     Alternative Allocations....................................................................B-16
         10.10    Disputes...................................................................................B-17
         10.11    Minimum Gain Chargeback....................................................................B-17

ARTICLE XI MANAGEMENT OF THE PARTNERSHIP.....................................................................B-17
         11.1     Management.................................................................................B-17
         11.2     Powers of the General Partners.............................................................B-17
         11.3     Limitations on Powers of the General Partners..............................................B-19
         11.4     Expenses of the Partnership................................................................B-25
         11.5     Merger, Exchange and Conversion............................................................B-27
         11.6     Rights of Dissenting Limited Partners......................................................B-29
         11.7     Limitation on Liability of the General Partners; Indemnification of the General
                  Partners...................................................................................B-29

ARTICLE XII SERVICES TO PARTNERSHIP BY GENERAL PARTNERS......................................................B-31
         12.1     Acquisition and Advisory Services..........................................................B-31
         12.2     Limitations on Acquisition Fees............................................................B-31
         12.3     Property Management Services...............................................................B-32
         12.4     Asset Management Fee.......................................................................B-32
         12.5     Insurance Services.........................................................................B-33
         12.6     Development and Construction Services Prohibited...........................................B-33
         12.7     Real Estate Commissions on Resale of Properties............................................B-33
         12.8     Rebates, Give-ups and Reciprocal Arrangements..............................................B-34
         12.9     Other Services.............................................................................B-34

ARTICLE XIII TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP.......................................B-34
         13.1     Sales and Leases to the Partnership........................................................B-34
         13.2     Sales and Leases to the General Partners...................................................B-35
         13.3     Loans......................................................................................B-35
         13.4     Dealings with Related Programs.............................................................B-35
         13.5     Commissions on Reinvestment or Distribution................................................B-35

ARTICLE XIV INDEPENDENT ACTIVITIES OF PARTNERS...............................................................B-35

ARTICLE XV BOOKS, REPORTS, FISCAL AND TAX MATTERS............................................................B-35
         15.1     Books......................................................................................B-35
         15.2     Reports....................................................................................B-36
         15.3     Fiscal Year................................................................................B-38
         15.4     Tax Elections..............................................................................B-38
         15.5     Bank Accounts..............................................................................B-38
         15.6     Insurance..................................................................................B-38
         15.7     Taxation as Partnership....................................................................B-38
         15.8     Tax Matters................................................................................B-38

ARTICLE XVI RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS...................................................B-39
         16.1     Powers of the Limited Partners.............................................................B-39
         16.2     Restrictions on Power to Amend.............................................................B-39
         16.3     Limited Liability..........................................................................B-39
         16.4     Meetings of, or Actions by, the Limited Partners...........................................B-40

ARTICLE XVII WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
ASSIGNABILITY OF GENERAL PARTNERS' AND LIMITED PARTNERS' INTERESTS...........................................B-40
         17.1     Withdrawal or Removal of General Partners; Admission of Successor or Additional
                  General Partners...........................................................................B-40
         17.2     Limited Partners' Interest.................................................................B-41
         17.3     Restrictions on Transfers..................................................................B-41
         17.4     Substituted Limited Partners...............................................................B-43
         17.5     Assignment of Limited Partnership Interest Without Substitution............................B-43
         17.6     Withdrawal of Limited Partner..............................................................B-43
         17.7     Death, Legal Incompetency or Dissolution of Limited Partner................................B-43
         17.8     Elimination or Modification of Restrictions................................................B-43

ARTICLE XVIII LOANS TO PARTNERSHIP...........................................................................B-43
         18.1     Authority to Borrow........................................................................B-43
         18.2     Loans from Partners........................................................................B-43

ARTICLE XIX POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS..............................................B-44
         19.1     Power of Attorney..........................................................................B-44
         19.2     Required Signatures........................................................................B-46
         19.3     Additional Documents.......................................................................B-46

ARTICLE XX DISSOLUTION AND TERMINATION OF THE PARTNERSHIP....................................................B-46
         20.1     Dissolution................................................................................B-46
         20.2     Proxy to Liquidate.........................................................................B-47
         20.3     Limited Partners' Right to Continue the Business of the Partnership........................B-47
         20.4     Payment to Withdrawn or Removed General Partner............................................B-47
         20.5     Termination of Executory Contracts.........................................................B-48

ARTICLE XXI DISTRIBUTION ON TERMINATION OF PARTNERSHIP.......................................................B-48
         21.1     Liquidation Distribution...................................................................B-48
         21.2     Time of Liquidation........................................................................B-48
         21.3     Liquidation Statement......................................................................B-49
         21.4     No Liability for Return of Capital.........................................................B-49
         21.5     No Right of Partition......................................................................B-49
         21.6     Priority; Return of Capital................................................................B-49
         21.7     Escheat of Distributions...................................................................B-49

ARTICLE XXII GENERAL PROVISIONS..............................................................................B-49
         22.1     Notices....................................................................................B-49
         22.2     Survival of Rights.........................................................................B-49
         22.3     Amendment..................................................................................B-49
         22.4     Headings...................................................................................B-49
         22.5     Agreement in Counterparts..................................................................B-50
         22.6     Governing Law..............................................................................B-50
         22.7     Pronouns...................................................................................B-50
         22.8     Separability of Provisions.................................................................B-50
         22.9     No Mandatory Arbitration of Disputes.......................................................B-50
         22.10    Ownership of Proprietary Property..........................................................B-50

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the 15th day of September, 2003, by and between Robert M. Behringer, a Texas resident, and Behringer Harvard Advisors II LP, a Texas limited partnership, as the General Partners, and Gerald J. Reihsen, III, a Texas resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

     WHEREAS, on July 30, 2002, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Texas, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Texas Revised Uniform Limited Partnership Act (the "Act"); and

     WHEREAS, the parties hereto desire to enter into this Amended and Restated Agreement of Limited Partnership.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, as follows:

                                    ARTICLE I
                                    FORMATION

     The General Partners have executed and filed a Certificate of Limited Partnership on July 30, 2002, with the Secretary of State of the State of Texas, pursuant to which the parties hereto have formed the Partnership.

                                   ARTICLE II
                                      NAME

     The business of the Partnership shall be conducted under the name of "Behringer Harvard Short-Term Opportunity Fund I LP" or such other name as the General Partners shall hereafter designate in their discretion from time to time.

                                   ARTICLE III
                                   DEFINITIONS

     3.1 "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions and other investments for the Partnership.

     3.2 "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

     3.3 "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any Person to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

     3.4 "ACT" shall mean the provisions of the Texas Revised Uniform Limited Partnership Act.

     3.5 "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

     3.6 "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

     3.7 "AGGREGATE ASSETS VALUE" shall mean the aggregate book value of the assets of the Partnership (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets; provided, however, that during such periods in which the Partnership is obtaining independent estimated Unit valuations pursuant to Section 15.2(f), "Aggregate Assets Value" will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the aggregate valuation of such assets established by or in connection with the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

     3.8 "AGREEMENT" shall mean this Amended and Restated Agreement of Limited Partnership as amended, modified or supplemented from time to time.

     3.9 "ASSET MANAGEMENT FEE" shall mean the fee paid to the General Partners or their Affiliates pursuant to Section 12.4 hereof for day-to-day professional management services in connection with the Partnership and its investments.

     3.10 "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

     3.11 "BASE AMOUNT" shall mean that portion of Capital Contributions originally committed to Investment in Properties without regard to leverage and including Working Capital Reserves. The Base Amount shall be recomputed annually by subtracting from the then fair market value of the Partnership's real properties as determined by independent appraisals plus the Working Capital Reserves, an amount equal to the outstanding debt secured by the Partnership's properties.

     3.12 "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

     3.13 "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to ten dollars ($10.00) multiplied by the number of Units purchased by such Limited Partner.

     3.14 "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

     3.15 "CERTIFICATE" shall mean the Certificate of Limited Partnership filed with the Secretary of State of Texas dated July 30, 2002, as amended from time to time.

     3.16 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     3.17 "COMPETENT INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

     3.18 "CONSTRUCTION FEES" shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

     3.19 "CONTRACT PURCHASE PRICE" shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Partnership Property, exclusive of Acquisition Fees and Acquisition Expenses.

     3.20 "DEVELOPMENT FEES" shall mean any fees or other remuneration for the development of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

     3.21 "DISSENTING LIMITED PARTNER" shall mean any Limited Partner who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

     3.22 "DISTRIBUTION REINVESTMENT PLAN" shall mean the plan established pursuant to Section 8.15 hereof.

     3.23 "EVENT OF WITHDRAWAL" shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner's charter and lapse of ninety (90) days after notice to the General Partner of revocation without reinstatement of its charter; (ii) one hundred-twenty (120) days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of ninety (90) days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within ninety (90) days after the expiration of any stay. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until one hundred-twenty (120) days after the event giving rise to the Event of Withdrawal has occurred.

     3.24 "FRONT-END FEES" shall mean fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

     3.25 "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

     3.26 "GENERAL PARTNERS" shall refer collectively to Robert M. Behringer and Behringer Harvard Advisors II LP, or any other Person or Persons who succeed any or all of them in that capacity.

     3.27 "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

     3.28 "INITIAL LIMITED PARTNER" shall mean Gerald J. Reihsen, III.

     3.29 "INTELLECTUAL PROPERTY RIGHTS" shall mean all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

     3.30 "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto except that working capital reserves in excess of five percent (5%) shall not be included and other cash payments such as interest and taxes, but excluding Front-End Fees).

     3.31 "IRS" means the Internal Revenue Service.

     3.32 "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

     3.33 "LIQUIDATING DISTRIBUTIONS" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     3.34 "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record more than fifty percent (50%) of the outstanding Units of the Partnership; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination.

     3.35 "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

     3.36 "MINIMUM INVESTMENT PERCENTAGE" shall mean a percentage of the aggregate Capital Contributions which is equal to 82% of the Capital Contributions.

     3.37 "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least one million five hundred thousand dollars ($1,500,000) in offering proceeds.

     3.38 "MINIMUM OFFERING EXPIRATION DATE" shall mean the first anniversary of the commencement of the Offering.

     3.39 "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective September 29, 1993, as amended.

     3.40 "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of capital pursuant to Section 8.10 hereof or by distributions to such Partner of Non-Liquidating Net Sale Proceeds and Liquidating Distributions pursuant to Sections 9.1 and 9.3 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(b) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to
Section 9.1 hereof.

     3.41 "NET CASH DISTRIBUTIONS" shall mean the sum of Net Cash From Operations and Non-Liquidating Net Sale Proceeds.

     3.42 "NET CASH FROM OPERATIONS" shall mean Cash Flow, less the amounts set aside for restoration or creation of reserves and for repurchases of Units pursuant to Section 8.11 hereof, if any.

     3.43 "NET INCOME" OR "NET LOSS" shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

     3.44 "NON-LIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such disposed assets, (c) any amounts used to restore any such disposed assets or purchase additional assets with the proceeds thereof, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable (including for the purchase of additional assets).

     3.45 "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

     3.46 "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

     3.47 "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units and multiplying the quotient thereof by one hundred (100).

     3.48 "PARTNERS" shall refer collectively to the General Partners and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

     3.49 "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

     3.50 "PARTNERSHIP PROPERTY" OR "PARTNERSHIP PROPERTIES" shall mean any and all land and improvements purchased, constructed or owned by the Partnership, either directly or through joint venture arrangements or other partnership or investment interests, and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership, directly or indirectly, which is from time to time located thereon or specifically used in connection therewith.

     3.51 "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

     3.52 "PREFERENTIAL LIMITED PARTNER RETURN" shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) ten percent (10%) per annum return on a Limited Partner's Net Capital Contribution with respect to such Unit. Each Limited Partner's Preferential Limited Partner Return as to any

Unit shall be calculated from the date on which such Limited Partner's initial Capital Contribution was accepted by the Partnership in respect of such Unit.

     3.53 "PRIOR BEHRINGER HARVARD PUBLIC PROGRAMS" shall mean public real estate limited partnerships, real estate investment trusts or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

     3.54 "PROGRAM" shall mean a limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property, including such entities formed to make or invest in mortgage loans.

     3.55 "PROPRIETARY PROPERTY" shall mean all modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the service set forth in Article XII hereto and all modifications, enhancements and derivative works of the foregoing.

     3.56 "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its initial offer and sale of Units to the public pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

     3.57 "PURCHASE PRICE" shall mean the price paid by the Partnership for Partnership Properties (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the Partnership Properties.

     3.58 "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

     3.59 "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

     3.60 "ROLL-UP" shall mean any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction: (i) voting rights of holders of the class of securities to be held by Limited Partners, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

     3.61 "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     3.62 "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners.

     3.63 "SPONSOR" shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager and whose only compensation is as such,
(iii) takes the initiative, directly or
indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or
(viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

     3.64 "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

     3.65 "UNIT" shall mean the limited partnership interest entitling the holder thereof to all applicable rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. All Units shall represent a Capital Contribution of ten dollars ($10.00) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than ten dollars ($10.00) per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

                                   ARTICLE IV
                                    BUSINESS

     4.1 PURPOSE. The principal purpose of the Partnership is to acquire, develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

     4.2 OBJECTIVES. The business of the Partnership shall be conducted with the following objectives:

          (A) To preserve, protect and return the Partners' investment in the Partnership;

          (B) To realize growth in the value of Partnership Properties upon the ultimate sale thereof;

          (C)  To maximize Net Cash From Operations; and

          (D) To liquidate or merge the Partnership within five (5) years after termination of the Offering.

                                   ARTICLE V
                         NAMES AND ADDRESSES OF PARTNERS

     The names of the General Partners are Behringer Harvard Advisors II LP and Robert M. Behringer. The name of the Initial Limited Partner is Gerald J. Reihsen, III. The business address of the General Partners and the Initial Limited Partner is 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

                                   ARTICLE VI
                                      TERM

     The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2017, unless sooner terminated as hereinafter provided.

                                   ARTICLE VII
              PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

     The principal and registered office of the Partnership shall be 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Behringer Harvard Advisors II LP.

                                  ARTICLE VIII
                              CAPITAL CONTRIBUTIONS

     8.1 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

     8.2 GENERAL PARTNERS. The General Partners shall make Capital Contributions to the Partnership as follows:

                    Name                   Dollar Amount
                    ----                   -------------

          Behringer Harvard Advisors II LP     $400
          Robert M. Behringer                  $100
                                               ----

               TOTAL                           $500

     8.3 GENERAL PARTNER PURCHASE OF UNITS. The Capital Contributions of the General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

     8.4 INITIAL LIMITED PARTNER. The Initial Limited Partner shall contribute one hundred dollars ($100) in cash to the Partnership and agrees that his interest shall automatically be redeemed for one hundred dollars ($100) upon the admission of any Additional Limited Partners to the Partnership.

     8.5 LIMITED PARTNER CONTRIBUTIONS. The General Partners are authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of eleven million (11,000,000) Units to Limited Partners as follows:

               (A) Each Unit shall be issued for a purchase price of ten dollars ($10.00) less any discounts authorized in the Prospectus.

               (B) Except as set forth below, the minimum purchase of either class or combination of Units shall be one hundred (100) Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Behringer Harvard Public Programs or units or shares of other public real estate programs may purchase less than the minimum number of Units described above, but in no event less than two and one-half (2.5) Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than two and one-half (2.5) Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Behringer Harvard Public Programs or reinvestment plans of other public real estate programs.

               (C) The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

               (D) Each Unit sold to a subscriber shall be fully paid and nonassessable.

               The General Partners are further authorized to cause the Partnership to issue additional Units to Limited Partners pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to the provisions of
          Section 11.5 hereof.

     8.6 ADMISSION OF LIMITED PARTNERS. No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than eleven million (11,000,000) Units to Limited Partners pursuant to the Offering. Funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers in the initial escrow shall be admitted to the Partnership within fifteen (15) days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within thirty (30) days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within ten (10) business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

     No Person who subscribes for Units in the Offering shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement. Any Person who shall receive Units pursuant to a plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to Section 11.5 hereof shall also be required to execute and deliver to the Partnership, as a condition to admission as a Limited Partner, such documents and instruments as the General Partners may deem necessary or desirable to affect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

     8.7 MINIMUM CAPITALIZATION. The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

     8.8 ESCROW. Until subscriptions for the Minimum Offering are received and accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The General Partners are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Partnership in such form as is satisfactory to the signatory General Partner(s) reflecting the requirements of this Section and containing such additional terms as are not inconsistent with this Section.

     8.9 PUBLIC OFFERING.Subject to the provisions of Section 8.7 above and subject to compliance with applicable state securities laws and regulations, the Offering may extend for up to two years from the date of original effectiveness at the discretion of the General Partners; provided, however, that the General Partners may elect to extend the Offering solely for the Units reserved for issuance pursuant to the Distribution Reinvestment Plan for up to four years from the date of original effectiveness. Except as otherwise provided in this Agreement, the General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

     8.10 RETURN AND WITHDRAWAL OF CAPITAL.

          (A) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least the Minimum Investment Percentage of remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire, develop or improve property with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Partnership will not acquire, develop or improve such property, such funds will be distributed pro rata to Limited Partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed acquisition, development or improvement. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

          (B) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

     8.11 REPURCHASE OF UNITS. After one year following the termination of the Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds to purchase Units upon written request of a Limited Partner who has held such Units for at least one year, subject to the terms and conditions of this Section 8.11.

          (A) Partnership funds applied to repurchases shall not exceed the sum of one percent (1%) of Cash Flow plus the proceeds received from the Distribution Reinvestment Plan in any given year, subject to the General Partners' discretion to increase such amount from time to time and provided that no such purchase shall be made if such purchase would impair the capital or operation of the Partnership.

          (B) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received. A Limited Partner may request that fewer than all of such Limited Partner's Units be repurchased, provided, however, that the minimum number of Units which a Limited Partner must request for repurchase shall be at least twenty-five percent (25%) of such Limited Partner's Units.

          (C) In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than sixty (60) nor more than ninety (90) calendar days following the receipt by the Partnership of the written request) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

          (D) Fully executed documents to effect the repurchase transaction must be returned by the requesting Limited Partner to the Partnership at least thirty (30) days prior to the effective date of the repurchase transaction (and failing such, the repurchase transaction shall be deemed rejected by the General Partners). The requesting Limited Partner (or, if the Limited Partner is deceased, his or her estate, heir or beneficiary) will be required to certify to the Partnership that the Limited Partner either (i) acquired the Units to be repurchased directly from the Partnership or (ii) acquired such Units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law. An estate, heir or beneficiary that wishes to have Units repurchased following the death of a Limited Partner must mail or deliver to the Partnership a written request on a form provided by the Partnership, including evidence acceptable to the General Partners of the death of the Limited Partner, and executed by the executor or executrix of the estate, the heir or the beneficiary, or their trustee or authorized agent.

          (E) Except as described below for repurchases upon the death of a Limited Partner, the purchase price for repurchased Units will be equal to the lesser of eight dollars fifty cents ($8.50) per Unit or the price originally paid for the Units to be repurchased upon subscription for such Units until the Partnership begins obtaining estimated Unit valuations pursuant to Section 15.2(f) and, thereafter, will be equal to the lesser of ninety percent (90%) of the fair market value of the Units or the price originally paid for the Units to be repurchased upon subscription for such Units. The fair market value utilized for the purpose of establishing the purchase price will be the estimated unit value determined annually pursuant to Section 15.2(f) hereof. For the first three full fiscal years following the termination of the Offering, the purchase price for Units repurchased upon the death of a Limited Partner will be the price the Limited Partner actually paid for the Units, and thereafter, the purchase price will be the fair market value of the Units, as determined by estimated Unit valuations.

          (F) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient funds are not then available to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment pursuant to the Prospectus. Units repurchased by the Partnership pursuant to this Section
     8.11 shall be promptly canceled.

          (G) In the event that insufficient funds are available to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases; provided, however, that requests for repurchase by the estate, heir or beneficiary of a Limited Partner shall be given a priority over requests by other Limited Partners.

          (H) Repurchases of Units shall be subject to the restrictions set forth in Section 17.3(g) hereof.

          (I) In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

          (J) The General Partners shall have the right in their sole discretion at any time and from time to time to (i) waive the one-year holding period in the event of the death or bankruptcy of a Limited Partner or other exigent circumstances, (ii) reject any request for repurchase,
     (iii) change the purchase price for repurchases, or (iv) terminate, suspend and/or reestablish the repurchase program at any time. In the event that a Limited Partner desires to have all of such Limited Partner's Units repurchased, any Units that such Limited Partner acquired pursuant to the Distribution Reinvestment Plan may be excluded from the one-year holding period requirement, in the discretion of the General Partners.

     8.12 INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on any Capital Contributions.

     8.13 OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF GENERAL PARTNERS. No Limited Partner (other than a General Partner, in the event that he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.

     8.14 DEFICIT CAPITAL ACCOUNTS. The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

     8.15 DISTRIBUTION REINVESTMENT PLAN.

          (A) A Limited Partner who acquired its Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have its Net Cash Distributions reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership, as all are more particularly described in the Distribution Reinvestment Plan as adopted by the General Partners and subject to the limitations and conditions specified therein.

          (B) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership or a shareholder of the real estate investment trust in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership or the articles of incorporation of such real estate investment trust, and if, at any time, such Limited Partner fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, partnership agreement or subscription agreement relating thereto, such Limited Partner will promptly notify the General Partners in writing.

          (C) The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

                                   ARTICLE IX
                                  DISTRIBUTIONS

     9.1 NET CASH DISTRIBUTIONS. Except as otherwise provided for in a liquidation in Section 9.3 hereof, Net Cash Distributions for each applicable accounting period shall be distributed to the Partners so far as they will apply as follows:

          (A) First, to the Limited Partners on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to ten (10%) per annum of his Net Capital Contribution;

          (B) Then to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received one hundred percent (100%) of his Net Capital Contribution; and

          (C) Thereafter, eighty-five percent (85%) to the Limited Partners on a per Unit basis, and fifteen percent (15%) to the General Partners.

     Notwithstanding the foregoing, in no event will the General Partners be allocated or receive distributions in excess of the amounts permitted by the NASAA Guidelines, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the Net Cash From Operations, Non-Liquidating Net Sale Proceeds or Liquidating Distributions than is allowed pursuant to Article IV, Section E.2. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis, and if sufficient funds are not available for such reallocation to the Limited Partners, the General Partners will refund the amount of the excess distribution to the Partnership for reallocation in favor of and distribution to the Limited Partners on a per Unit basis.

     Notwithstanding the foregoing, Limited Partners who purchased Units pursuant to the deferred commission option described in the Prospectus shall for a period of three years following the year of purchase (or longer if required to satisfy the commissions due with respect to such Units) have deducted and withheld from distributions of Net Cash Distributions otherwise payable to such Limited Partners an annual amount equal to twenty cents ($0.20) per Unit purchased pursuant to said deferred commission option, which amounts shall be used by the Partnership to pay commissions due with respect to such Units. All such amounts withheld from Net Cash Distributions shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash Distributions.

     In the event that, at any time prior to the satisfaction of any remaining deferred commission obligations, the Partnership begins a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Partnership. In such event, the General Partners will provide notice of such acceleration to Limited Partners who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by the Partnership out of cash distributions otherwise payable to such Limited Partners during the time period prior to liquidation of the Partnership's properties; provided that, in no event may the Partnership withhold in excess of $0.60 per Unit in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of the Partnership and the Limited Partners to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following a liquidation of the Partnership's properties.

     In addition, if a Limited Partner elects the deferred commission option and subsequently requests that the Partnership transfer such Limited Partner's units for any reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to such Limited Partner during the period that deferred commissions are payable, then the Partnership will accelerate the remaining selling commissions due under the deferred commission option. In such event, the General Partners shall provide notice of such acceleration to such Limited Partners, and (i) in the case of a repurchase of the Units by the Partnership pursuant to Section 8.11 hereof, the selling Limited Partner will be required to pay to the Partnership the unpaid portion of the remaining deferred commission obligation prior to or concurrently with the Partnership's repurchase of such Limited Partner's Units or the Partnership may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to such Limited Partner for the repurchase of such Units or (ii) if a Limited Partner requests that the Partnership transfer the Units for any other reason, such Limited Partner will not be entitled to effect any such transfer until he first either: (A) pays to the Partnership the unpaid portion of the remaining deferred commission obligation, or (B) provides a written instrument in form and substance satisfactory to the General Partners, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to three (3) years.

     9.2 DISSOLUTION. Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

          (A) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

               (i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

               (ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

               (iii) Any fees due to the General Partners shall next be paid;
          and

               (iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in
          Section 9.3 below.

          (B) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

     9.3 LIQUIDATING DISTRIBUTIONS. After the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Net Income as provided in Section 10.2 hereof).

     9.4 DISTRIBUTION DATES. To the extent that the Partnership has sufficient cash flow to make distributions, in the discretion of the General Partners, distributions under this Article IX will be made at least quarterly, but no more often than monthly (the "Distribution Period").

     9.5 ALLOCATION AMONG GENERAL PARTNERS. All amounts distributed to the General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

     9.6 ALLOCATION AMONG LIMITED PARTNERS. All allocations and distributions made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the "Allocation Date") on a pro rata basis according to the number of Units held on the Allocation Date;
provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this Section 9.6 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.

                                    ARTICLE X
                                   ALLOCATIONS

     10.1 NET LOSS. Net Loss for each applicable accounting period shall be allocated to the Partners as follows:

          (A) To the Partners having positive balances in their Capital Accounts (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (B) Then, eighty-five percent (85%) to the Limited Partners and fifteen percent (15%) to the General Partners.

     10.2 NET INCOME. Subject to the Minimum Gain Chargeback provisions of
Section 10.11 hereof and the Qualified Income Offset provisions of Section 10.3 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

          (A) To the Partners to the extent of and in proportion to allocations of Net Loss to the Partners pursuant to Section 10.1; and

          (B) Then, so as to cause the Capital Accounts of all Partners to permit liquidating distributions pursuant to Section 9.3 to be made in the same manner and priority as set forth in Section 9.1.

     To the extent that the tax allocation provisions of this Article X would fail to produce such final Capital Account balances which would cause liquidating distributions pursuant to Section 9.3 to be made in the same manner and priority as set forth in Section 9.1, (a) such provisions shall be amended by the General Partners if and to the extent necessary to produce such result, and (b) taxable income and taxable losses of the Partnership for the current year (or items of gross income and deduction for the Partnership for such year) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result and, to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year, taxable income and taxable losses of the Partnership for prior open years (or items of gross income and deduction of the Partnership for such years) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result. The provisions of this paragraph shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

     10.3 QUALIFIED INCOME OFFSET. Subject to the Minimum Gain Chargeback provisions of Section 10.11 hereof, but notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a "Qualified Income Offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset.")

     10.4 ALLOCATION AMONG LIMITED PARTNERS. Except as otherwise provided in this Article X, all allocations made to the Limited

Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner's Participating Percentage. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this
Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

     10.5 ALLOCATION AMONG GENERAL PARTNERS. All allocations made under this
Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

     10.6 ITEM PRORATIONS. Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership.

     10.7 ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS. If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within thirty (30) days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.7, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

     10.8 ALLOCATIONS IN RESPECT TO REPURCHASED UNITS. If any Units are repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

     10.9 ALTERNATIVE ALLOCATIONS. If the General Partners determine that is advantageous to the business of the Partnership to amend the allocation provisions of this Agreement so as to permit the Partnership to avoid the characterization of Partnership income allocable to various qualified plans, IRAs and other entities which are exempt from federal income taxation ("Tax Exempt Partners") as constituting Unrelated Business Taxable Income ("UBTI") within the meaning of the Code, specifically including, but not limited to, amendments to satisfy the so-called "fractions rule" contained in Code Section 514(c)(9), the General Partners are authorized, in their discretion, to amend this Agreement so as to allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this
Article if, and to the extent, that such amendments will achieve such result or otherwise permit the avoidance of characterization of Partnership income as UBTI to Tax Exempt Partners. Any allocation made pursuant to this Section 10.9 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Limited Partner shall be required to effectuate such allocation. In making any such allocations under this Section 10.9 ("New Allocations"), the General Partners are authorized to act in reliance upon advice of counsel to the Partnership or the Partnership's regular certified public accountants that, in their opinion, after examining the relevant provisions of the Code and any current or future proposed or final Treasury Regulations thereunder, the New Allocation will achieve the intended result of this Section 10.9.

     New Allocations made by the General Partners in reliance upon the advice of counsel or accountants as described above shall be deemed to be made in the best interests of the Partnership and all of the Partners, and any such New Allocations shall not give rise to any claim or cause of action by any Partner against the Partnership or any General Partner. Nothing herein shall require or obligate the General Partners, by implication or otherwise, to make any such amendments or undertake any such action.

     10.10 DISPUTES. Except with respect to matters as to which the General Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).

     10.11 MINIMUM GAIN CHARGEBACK.

     Prior to any other allocations being made pursuant to this Article X, the following special allocations shall be made in the following order:

           (A) Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner shall be allocated (before any other allocation is made pursuant to this Article X) items of income and gain for such year (and, if necessary, for subsequent years) equal to that Partner's share of the net decrease in Partnership Minimum Gain.

                (i) The determination of a Partner's share of the net decrease in Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g).

                (ii) The items to be specially allocated to the Partners in accordance with this Section 10.11(a) shall be determined in accordance with Regulation Section 1.704-2(f)(6).

                (iii) This Section 10.11(a) is intended to comply with the Minimum Gain chargeback requirement set forth in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

           (B) Except as otherwise provided in Section 1.704-2(i)(4), in the event there is a net decrease in Partner Minimum Gain during a Partnership taxable year, each Partner who has a share of that Partner Minimum Gain as of the beginning of the year, to the extent required by Regulation Section 1.704-2(i)(4) shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) equal to that Partner's share of the net decrease in Partner Minimum Gain. Allocations pursuant to this Section 10.11(b) shall be made in accordance with Regulation Section 1.704-2(i)(4). This Section 10.11(b) is intended to comply with the requirement set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                                   ARTICLE XI
                          MANAGEMENT OF THE PARTNERSHIP

     11.1 MANAGEMENT. The General Partners shall conduct the business of the Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

     11.2 POWERS OF THE GENERAL PARTNERS. The General Partners shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

          (A) To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants;
     (iii) to sell, exchange or grant an option for the sale of all or substantially all or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof;
     (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership, including, without limitation, to cause the Partnership to be taxed as a corporation or to qualify as a real estate investment trust (REIT) for federal income tax purposes; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Texas or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the "Compensation of the General Partners and Affiliates" section of the Prospectus.

          (B) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder; and (vi) to facilitate the operation of the Partnership in order to qualify as a REIT, corporation or other tax status elected for the Partnership by the General Partners.

          (C) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

          (D) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

     11.3 LIMITATIONS ON POWERS OF THE GENERAL PARTNERS. The General Partners shall observe the following policies in connection with Partnership operations:

          (A) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest- bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than forty-five percent (45%) of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than forty-five percent (45%) of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

          (B) The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed twenty-five percent (25%) of gross Offering proceeds. Properties shall not be considered non-income producing if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

          (C) All real property acquisitions must be supported by an appraisal which shall be prepared by a Competent Independent Expert. The appraisal shall be maintained in the Partnership's records for at least five (5) years and shall be available for inspection and duplication by any Limited Partner.

          (D) The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

          (E) The General Partners shall have the authority to cause the Partnership to borrow funds; provided, however, that following the termination of the Offering, the aggregate amount of Partnership borrowings shall not exceed the sum of (i) with respect to properties financed by loans insured or guaranteed by the full faith and credit of the United States government, or of a state or local government, or by an agency or instrumentality of any of them, and/or loans received from any of the foregoing entities, (A) 100% of the Purchase Price of all Partnership Properties which have not been refinanced and (B) 100% of the aggregate fair market value of all refinanced Partnership Properties as determined by the lender as of the date of refinancing, and (ii) with respect to all other borrowings, the sum of (A) 85% of the aggregate Purchase Price of all Partnership Properties which have not been refinanced and (B) 85% of the aggregate fair market value of all refinanced Partnership Properties, as determined by the lender as of the date of refinancing. If the Partnership is subject to the limitations of both subparagraphs (i) and (ii) of the preceding sentence, the maximum percentage of indebtedness for the Partnership shall be calculated as follows: (1) divide the total value of Partnership Properties as determined under the preceding clause (ii) by the total value of Partnership Properties as determined under the preceding clauses (i) and
     (ii); (2) multiply the number 15 by the quotient of subsection (1); and (3) add the product from subsection (2) to the number 85. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than forty-eight (48) months, and not more than fifty percent (50%) of the principal amount of which is scheduled to be paid during the first twenty-four (24) months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership Property if the loan is made in connection with a particular Partnership property; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on a Partnership Property, except to the extent that such pre-payment charge or penalty is attributable to the underlying encumbrance. For purposes of this section 11.3(e) only, "indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Partnership Properties), and shall exclude any indebtedness incurred by the Partnership for necessary working capital.

          (F) The Partnership shall not reinvest Cash Flow (excluding any proceeds from the sale, disposition or refinancing of a Partnership Property) in new properties. The General Partners shall have the authority to reinvest proceeds from the sale, disposition or refinancing of Partnership Properties; provided, that a portion of such proceeds sufficient to cover any increase in Limited Partners' federal and state income taxes attributable to the sale, disposition or refinancing (assuming a thirty percent (30%) combined federal and state tax bracket) shall be distributed in time to pay such increase.

          (G) The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

          (H) The Partnership shall maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. The amount of initial working capital reserves for each Partnership Property shall be established by the General Partners at the time of acquisition, and are anticipated to be approximately 1% of the contract price of the Partnership Property, which is anticipated to equal approximately 0.8% of the gross proceeds of the Offering. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserves to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves.

          (I) The Partnership shall not own or lease property in general partnerships or joint ventures with unrelated entities which own and operate one or more particular properties, unless (i) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services;
     (iii) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (iv) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph. The Prospectus shall disclose the potential risk of impasse on joint venture decisions since no joint venture participant controls such decisions and the potential risks that while a joint venture participant may have the right to buy the property from the Partnership or joint venture, it may not have the resources to do so.

          (J) The Partnership may not own or lease property in a general partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership with respect to such property; (ii) the Partnership, as a result of such joint venture or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services;
     (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

          (K) The Partnership will not invest in limited partnership interests of any other limited partnership of which either of the General Partners also serve as a general partner unless the Partnership will receive no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Partnership may not invest in general partnership interests of any other limited partnership unless it, alone or with any of its publicly-registered affiliates, acquires a controlling interest in such other limited partnership and receives no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Partnership may invest in limited partnership interests of other limited partnerships (the "Lower-Tier Partnerships") only if all of the following conditions, if applicable, are met:

               (i) If the general partner of the Lower-Tier Partnership is a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless:

                     (A) the partnership agreement of the Lower-Tier Partnership contains provisions complying with Section IX.F. of the NASAA Guidelines and provisions acknowledging privity between the Lower-Tier general partner and the Limited Partners; and

                     (B) the compensation payable in the aggregate from both levels shall not exceed the amounts permitted under Section IV. of the NASAA Guidelines.

               (ii) If the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless (A) the partnership agreement of the Lower-Tier Partnership contains provisions complying with Sections II.E. and F., VII.A.-D., H. and J., and IX.C. of the NASAA Guidelines, and (B) the compensation payable at both tiers shall not exceed the amounts permitted in Section IV. of the NASAA Guidelines.

               (iii) Each Lower-Tier Partnership shall have as its limited partners only publicly registered upper-tier partnerships; provided, however, that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken result in no diminution in the control exercisable by the other limited partners.

               (iv)  The Partnership is not structured with more than two tiers.

               (v) The Partnership, as a result of an investment in the Lower-Tier Partnership, is not charged, directly or indirectly, more than once for the same services.

               (vi) The Limited Partners can, upon the vote of a majority in interest and without the concurrence of the Sponsor, direct the General Partners to take any action permitted to a limited partner in the Lower-Tier Partnership.

               (vii) If the Partnership invests in a Lower-Tier Partnership, then the Prospectus shall fully and prominently disclose the two-tiered arrangement and any risks related thereto.

               (viii) Notwithstanding clauses (ii) through (vii) above, if the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may invest in a Lower-Tier Partnership that owns and operates a particular property to be qualified pursuant to Section 42(g) of the Code if limited partners at both tiers are provided all of the rights and obligations required by Section VII. of the NASAA Guidelines, and there are no payment of duplicate fees.

          (L) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

          (M) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

          (N)  The Partnership shall not acquire property in exchange for Units.

          (O) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

          (P) An "all-inclusive" or "wrap-around" note and deed of trust (referred to herein as the "all-inclusive note") may be used to finance the purchase of a Partnership Property only if the following conditions are complied with: (i) the sponsor (as defined pursuant to the NASAA Guidelines) under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Partnership.

          (Q)  [Reserved.]

          (R) The General Partners shall not have the authority on behalf of the Partnership to:

               (i) list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

               (ii) create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

          (S) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above. Nothing in this Section 11.3 shall prohibit the Partnership or the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and their creditors.

          (T) The General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

               (i) An appraisal of all assets of the Partnership shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a twelve (12) month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

               (ii) In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or
          (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

               (iii) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for below. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

                     (A) Meetings of the Roll-up Entity may be called by the general partner or the limited partners of the Roll-Up Entity holding more than 10% of the then outstanding limited partnership interests, for any matters for which the limited partners may vote as set forth in the limited partnership agreement for the Roll-Up Entity. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the sponsor of the Roll-Up Entity shall provide all limited partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after receipt of said request, at a time and place convenient to the limited partners.

                    (B) To the extent permitted by the law of the state of formation, the partnership agreement of the Roll-Up Entity shall provide that a majority of the outstanding limited partner interests may, without necessity for concurrence by the general partner, vote to: (1) amend the partnership agreement of the Roll-Up Entity, (2) remove the general partner(s), (3) elect a new general partner(s), (4) approve or disapprove the sale of all or substantially all of the assets of the Roll-Up Entity, except pursuant to a plan disclosed in the final prospectus relating to the Roll-Up, and (5) dissolve the Roll-Up Entity. Without concurrence of a majority of the outstanding limited partner interests, the general partner(s) may not (i) amend the partnership agreement except for amendments which do not adversely affect the rights of the limited partners, (ii) voluntarily withdraw as a general partner unless such withdrawal would not affect the tax status of the Roll-Up Entity and would not materially adversely affect the limited partners, (iii) appoint a new general partner(s), (iv) sell all or substantially all of the Roll-Up Entity's assets other than in the ordinary course of business, (v) cause the merger or other reorganization of the Roll-Up Entity or (vi) dissolve the Roll-Up Entity. Notwithstanding clause (iii) of the preceding sentence, an additional general partner may be appointed without obtaining the consent of the limited partners if the addition of such person is necessary to preserve the tax status of the Roll-Up Entity, such person has no authority to manage or control the Roll-Up Entity under the partnership agreement, there is no change in the identity of the persons who have authority to manage or control the Roll-Up Entity, and the admission of such person as an additional general partner does not materially adversely affect the limited partners. Any amendment to the partnership agreement which modifies the compensation or distributions to which a general partner is entitled or which affects the duties of a general partner may be conditioned upon the consent of the general partner. With respect to any limited partners interest owned by the sponsor of the Roll-Up Entity, the sponsor may not vote or consent on matters submitted to the limited partners regarding the removal of the sponsor or regarding any transaction between the Roll-Up Entity and the sponsor. In determining the existence of the requisite percentage in limited partners interests necessary to approve a matter on which the sponsor may not vote or consent, any limited partner interest owned by the sponsor shall not be included. If the law of the state of formation provides that the Roll-Up Entity will dissolve upon termination of a general partner(s) unless the remaining general partner(s) continues the existence of the Roll-Up Entity, the partnership agreement shall obligate the remaining general partner(s) to continue the Roll-Up Entity's existence; and if there will be no remaining general partner(s), the termination of the last general partner shall not be effective for a period of at least 120 days during which time a majority of the outstanding limited partners interest shall have the right to elect a general partner who shall agree to continue the existence of the Roll-Up Entity. The partnership agreement shall provide for a successor general partner where the only general partner of the Roll-Up Entity is an individual.

               (iv) The Partnership may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

               (v) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines, which are generally as provided in Section 15.1 of this Agreement.

               (vi) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

          (U) The Partnership shall not invest in junior trust deeds and other similar obligations.

     11.4 EXPENSES OF THE PARTNERSHIP.

          (A) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners and their Affiliates for (i) all Organization and Offering Expenses incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

          (B) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership; provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and
     (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this
     Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or (D) those holding a five percent (5%) or more equity interest in Behringer Harvard Advisors II LP or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person.

     The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners' financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

               (i) A review of the time records of individual employees, the cost of whose services were reimbursed; and

               (ii) A review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners' independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

          (C) The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and
     (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units.

          (D)  Subject to the provisions of paragraphs (b) and (c) of this
     Section 11.4, the Partnership shall pay the following expenses of the
     Partnership:

               (i) Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units;

               (ii) Underwriting compensation, including broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed ten percent (10%) of the gross proceeds of the Offering of Units, plus a maximum of one-half percent (0.5%) of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above;

               (iii) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

               (iv) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited

          Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith;
          (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

     11.5 MERGER, EXCHANGE AND CONVERSION.

          (A) The Partnership may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities, resulting in there being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding partnership interests of the Partnership in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity or
     (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity. Any such plan of merger, plan of exchange or plan of conversion shall in all events comply with the applicable requirements of the Act and this Agreement, including, if such merger, exchange or conversion is a Roll-Up, the provisions of Section 11.3(t) hereof.

          (B) Any such merger shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws. Any such plan of exchange shall be conditioned upon the issuance of shares or other interests of the acquiring foreign limited partnership or other entity being permitted by the laws under which such foreign limited partnership or other entity is incorporated or organized or is not inconsistent with such laws. Any such conversion shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized, and the incorporation, formation or organization of the converted entity is effected in compliance with such laws.

          (C) The Partnership may adopt a plan of merger, plan of exchange or plan of conversion if the General Partners act upon and the Limited Partners (if required by Section 11.5(d) below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 11.5(d) below.

          (D) Except as provided by Sections 11.5(e) and 11.5(f), after acting on a plan of merger, plan of exchange or plan of conversion in the manner prescribed by in the following sentence, the General Partners shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Limited Partners, and in order for such plan of merger, plan of exchange or plan of conversion to be approved:

               (i) the General Partners shall adopt a resolution recommending that the plan of merger, plan of exchange or plan of conversion, as the case may be, be approved by the Limited Partners, unless the General Partners determine that for any reason they should not make that recommendation, in which case the General Partners shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion, as the case may be, be submitted to the Limited Partners for approval without recommendation and, in connection with the submission, communicate the basis for their determination that the plan of merger, plan of exchange or plan of conversion be submitted to the Limited Partners without any recommendation; and

               (ii) the Limited Partners entitled to vote on the plan of merger, plan of exchange or plan of conversion must approve the plan.

          The General Partners may condition their submission to the Limited Partners of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis, including without limitation that a specified percentage in excess of a Majority Vote be required for the approval of the plan of merger, plan of exchange or plan of conversion. Unless the General Partners require a greater vote, a Majority Vote shall be required for approval of a plan of merger, plan of exchange or plan of conversion.

          The General Partners shall notify each Limited Partner, whether or not entitled to vote, of the meeting of the Limited Partners at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 11.5(d) and applicable law. The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan of merger, plan of exchange or plan of conversion. Any such approval may be by written consent of the requisite Limited Partners as would be required to approve the plan of merger, plan of exchange or plan of conversion at any meeting where all the Limited Partners are present.

          (E) Unless applicable law otherwise requires (in which case the approval of the Limited Partners shall continue to be required and the provisions of Section 11.5(d) shall continue to apply), (1) approval by the Limited Partners of a plan of exchange shall not be required, and the provisions of Section 11.5(d) do not apply, if the Partnership is the acquiring entity in the plan of exchange, and (2) approval by the Limited Partners on a plan of merger, plan of exchange or a plan of conversion shall not be required, and the provisions of Section 11.5(d) do not apply, if either:

               (i) (A) a limited partnership is the sole surviving or resulting entity;

                    (B) the partnership agreement of the surviving or resulting limited partnership will not differ from this Agreement before the merger or conversion in any manner other than as to application of applicable law or other insignificant conforming differences;

                    (C) Limited Partners who held interests in the Partnership immediately before the effective date of the merger or conversion will hold the same interests in the same proportions, immediately after the effective date of the merger or conversion; and

                    (D) the General Partners adopt a resolution approving the plan of merger or plan of conversion; OR

               (ii) the transaction involves the conversion to corporate, trust or association form of only the Partnership and, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction:

                    (A) voting rights of holders of the class of securities to be held by Limited Partners;

                    (B) the term of existence of the surviving or resulting entity;

                    (C) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity; or

                    (D) the investment objectives of the surviving or resulting entity.

          (F) After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Limited Partners, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in such plan, in the manner determined by the General Partners.

     11.6 RIGHTS OF DISSENTING LIMITED PARTNERS.

          (A) In the absence of fraud in the transaction, the remedy provided by this Section 11.6 to a Dissenting Limited Partner is the exclusive remedy for the recovery from the Partnership of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new corporation or limited partnership (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Section 11.6 and, with respect to a Roll-Up, Section 11.3(t)(ii), any Dissenting Limited Partner who fails to comply with the requirements of this Section 11.6 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Notwithstanding any of the foregoing, this
     Section 11.6(a) shall not operate to limit the liability of the General Partners or their Affiliates in contravention of the provisions of NASAA Guidelines Section II.D.1.

          (B) Units of Dissenting Limited Partners for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Limited Partners.

          (C) Within sixty (60) days after a Dissenting Limited Partner votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Limited Partners of the receipt by the Partnership of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Limited Partner may demand in writing that payment for his Limited Partnership interests be made in accordance with this Section 11.6, and the General Partners shall (i) make a notation on the records of the Partnership that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Partnership to pay to the Dissenting Limited Partner the fair value of such Dissenting Limited Partner's Units without interest. The fair value of a Dissenting Limited Partner's Units shall be an amount equal to the Dissenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership (determined in accordance with the provisions of Section 11.3(t)(i) hereof).

          (D) If a Dissenting Limited Partner shall fail to make a payment demand within the period provided in Section 11.6(c) hereof, such Dissenting Limited Partner and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Limited Partner to be paid the alternative compensation for his Limited Partnership Interest in accordance with this Section 11.6 shall cease, and his status as a Limited Partner shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Limited Partner shall be entitled to receive any distributions made to Limited Partners in the interim.

     11.7 LIMITATION ON LIABILITY OF THE GENERAL PARTNERS; INDEMNIFICATION OF THE GENERAL PARTNERS.

          (A) Neither the General Partners nor any of their Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) that may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party where the Liability did not result from the Indemnified Party's negligence or misconduct and where the Indemnified Party (i) acted in good faith and on behalf of or for the Partnership, and
     (ii) reasonably believed that the action or inaction was in the Partnership's best interest. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities with respect to a proceeding in which
     (i) the Indemnified Party is found liable on the basis that the Indemnified Party improperly received personal benefit, whether or not the benefit resulted from an action taken in the Indemnified Party's official capacity, or (ii) the Indemnified Party is found liable to the Partnership or the Limited Partners. The Indemnified Party shall not be indemnified for any Liability in relation to a proceeding in which the Indemnified Party's act or failure to act constituted negligence or misconduct in the performance of the Indemnified Party's duty to the Partnership or the Limited Partners. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.7(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

          (B) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited except as provided below. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner, or the suit, action or proceeding is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.7(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under
     Section 11.7(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within sixty
     (60) days of such final determination.

          (C) Notwithstanding anything to the contrary contained in Section 11.7(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the Units were offered or sold which requires such notification.

          (D) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

          (E) For purposes of this Section 11.7, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.

                                  ARTICLE XII
                   SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

     12.1 ACQUISITION AND ADVISORY SERVICES. The General Partners and their Affiliates shall provide a continuing and suitable investment program for the Partnership consistent with the investment objectives of the Partnership and shall perform acquisition and advisory services in connection with the review and evaluation of potential investments for the Partnership, which services shall include, but shall not be limited to: (a) serving as the Partnership's investment and financial advisor and providing research and economic and statistical data in connection with real property acquisitions and investment policies; (b) analyzing with respect to each potential Partnership Property investment (i) the geographic market in which any such property is located, including market demand analyses, (ii) the physical condition of any existing structures, appurtenances and service systems, (iii) the availability of contractors and engineers, (iv) zoning and other governmental restrictions applicable to the use or development of the property, (v) income and expense forecasts and (vi) other appropriate review and evaluation of potential investment; and (c) structuring and negotiating the terms and conditions under which investments in Partnership Properties will be made. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of three percent (3%) of the Contract Purchase Price of each Partnership Property, provided that such amount does not exceed the limitations set forth in
Section 12.2 hereof. In addition, in reimbursement for certain Acquisition Expenses relating to property acquisitions by the Partnership, such as legal fees, travel expenses, title insurance premium expenses and other closing costs, the General Partners and their Affiliates shall be paid an amount of up to one-half percent (.5%) of the Contract Purchase Price of each Partnership Property. Acquisition and Advisory Fees in respect of each investment of the Partnership shall accrue and be payable at the time and in respect of funds expended for (i) the acquisition of a Partnership Property or (ii) to the extent that such funds are capitalized, for the development, construction or improvement of a Partnership Property. Acquisition Expenses shall be accrued as incurred and submitted for reimbursement by the General Partners to the Partnership and shall be payable to the extent of one-half percent (.5%) of the Contract Purchase Price of each Partnership Property, whether such expenses relate to investments which are consummated, whether income-producing or raw land to be developed or other investments, or to investments that are not consummated. In addition to such fees, the Partnership shall bear the expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

     12.2 LIMITATIONS ON ACQUISITION FEES.

          (A) Acquisition and Advisory Fees paid in connection with the consideration, analysis, purchase and development of Partnership investments and with respect to each particular investment shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within thirty (30) days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

               (i)  each acquisition made;

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

               (ii)  the Purchase Price paid;

               (iii) the aggregate of all Acquisition Fees paid on each transaction; and

               (iv) a computation showing compliance with Rule 260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

     For purposes of the foregoing, the "last acquisition" shall mean the last acquisition of Partnership Property in which the investment was made from proceeds of the Offering, as well as any subsequent acquisition of Partnership Property in which the source of funds for such acquisition is proceeds from the sale of any Partnership Property.

          (B) The General Partners intend to acquire Partnership Properties and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least the Minimum Investment Percentage. For such purposes, working capital reserves in an aggregate amount not in excess of five percent (5%) of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership.

     12.3 PROPERTY MANAGEMENT SERVICES. The General Partners shall cause the Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management and leasing services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which are competitive for similar services in the same geographic area, or (b) four and one-half percent (4.5%) of Gross Revenues of the properties managed. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be one percent (1%) of Gross Revenues, except for a one time initial leasing fee of three percent (3%) of Gross Revenues on each lease payable over the first five full years of the original term of the lease. As used herein, the term "net lease" shall mean a lease which requires the tenant to coordinate and pay directly all real estate taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, the Partnership will also pay a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged by others rendering similar services in the same geographic area except to the extent such compensation is specifically included in the foregoing property management fees. The Partnership may also pay to non-affiliated third party leasing agents leasing fees for procuring tenants and negotiating the terms of tenant leases. In no event may the aggregate of all property management and leasing fees paid to Affiliates of the General Partners exceed six percent (6%) of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services provided, however, that such limitation is not intended to preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such service is not included in the Purchase Price of the Partnership Property.

     12.4 ASSET MANAGEMENT FEE. The General Partners and their Affiliates shall perform asset management services in connection with the operation and holding of the Partnership's assets, which will include:

          (A) Analysis and management of utilization of Partnership investments and financial performance of investments;

          (B) Analysis of the maximization of return with respect to investments and advice as to the timing of disposition and terms and conditions of disposition of such investments;

          (C) Daily management of Partnership Properties, including entering the extent necessary, performing all other operational functions for the maintenance and administration of such properties;

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

          (D) Investigate, select and, on behalf of the Partnership, engage and conduct business with such Persons as the General Partners and their Affiliates deem necessary to the proper performance of their obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates, and Persons acting in any other capacity deemed by the General Partners and their Affiliates necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Partnership with any of the foregoing; and

          (E) Provide the Partnership with all necessary cash management services.

     In consideration for such services, the General Partners or their Affiliates shall be paid an annual Asset Management Fee of not more than one-half percent (.5%) of the Aggregate Asset Value, provided, however, that such Asset Management Fee shall be reduced to the extent that the sum of such amount plus the amount of Net Cash Distributions from Cash Available for Distribution pursuant to Section 9.1 hereof for any year exceed the sum of three-quarters percent (.75%) of the Base Amount, as certified by the Partnership's independent public accountants. The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of one-half percent (1/12th of .5%) of Aggregate Assets Value as of the last day of the immediately preceding month. Accrued but unpaid Asset Management Fees for any period shall be deferred without interest and shall be payable in subsequent periods from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any reserves then determined by the General Partner to no longer be necessary to be retained by the Partnership or from Non-Liquidating Net Sale Proceeds or Liquidating Distributions. In addition to such fees, the Partnership shall bear the expenses of any independent appraisers, market analysts or other Persons not affiliated with General Partners who may be engaged by the General Partners to evaluate the assets of the Partnership for purposes of the foregoing.

     The Partnership may reinvest the proceeds from the sale and refinancing of its properties during the seven (7) years following the date of SEC effectiveness, and no deductions for Front-End Fees shall be allowed on such reinvestments. Beginning on a date which is seven (7) years after SEC effectiveness, no reinvestment of the proceeds from the sale and refinancing shall be allowed. Asset Management Fees may be accrued without interest when funds are not available for their payment. Any accrued Asset Management Fees may be paid from the next available cash flow or net proceeds from sale or refinancing of properties. No Asset Management Fees may be paid from the Partnership's reserves. If a General Partner is terminated and is entitled to compensation from the Partnership, as provided for herein and as governed by
Section II.F of the NASAA Guidelines, the General Partner shall be paid Asset Management Fees through the date of such termination.

     12.5 INSURANCE SERVICES. The General Partners or any of their Affiliates may provide insurance brokerage services in connection with obtaining insurance on the Partnership's Properties so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the General Partners or any of their Affiliates unless they are independently engaged in the business of providing such services to Persons other than Affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from Persons other than Affiliates.

     12.6 DEVELOPMENT AND CONSTRUCTION SERVICES PROHIBITED. Neither the General Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties.

     12.7 REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES. The General Partners and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price of the property; and provided, further, that payments of said compensation shall be deferred and made only after the Partnership has distributed to each Limited Partner or his Assignee from Non-Liquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to one hundred percent (100%) of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a ten percent (10%) per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

     12.8 REBATES, GIVE-UPS AND RECIPROCAL ARRANGEMENTS.

          (A) No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

          (B) None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

     12.9 OTHER SERVICES. Other than as specifically provided in this Agreement or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Agreement or as described in the Prospectus and except as permitted by the NASAA Guidelines.

                                  ARTICLE XIII
            TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

     13.1 SALES AND LEASES TO THE PARTNERSHIP. The Partnership shall not purchase or lease investment properties in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest except (a) as provided in Section 11.3(i) hereof or (b) pursuant to a right of first refusal for such property in accordance with the provisions of Section 11.3(j)(iv) hereof, provided that the purchase price for such property pursuant to the right of first refusal is not greater than the fair market value as determined by the appraisal of a Competent Independent Expert. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership or the borrowing of money or obtaining of financing for the Partnership or completion of construction of the property or any other purpose related to the business of the Partnership, provided that (a) such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), (b) in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than twelve (12) months prior to the commencement of the Offering, (c) the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, (d) there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement and (e) all income generated and expenses associated with the property so acquired attributable to the temporary holding period shall be treated as belonging to the Partnership. Notwithstanding the foregoing, the Partnership may not acquire from the General Partners or their Affiliates any property which, on the effective date of the Prospectus, was owned by such General Partner or Affiliate.

     13.2 SALES AND LEASES TO THE GENERAL PARTNERS. The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates.

     13.3 LOANS. No loans may be made by the Partnership to any of the General Partners or their Affiliates.

     13.4 DEALINGS WITH RELATED PROGRAMS. Except as permitted by Sections 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from any Program in which any of the General Partners or any of their affiliates have an interest.

     13.5 COMMISSIONS ON REINVESTMENT OR DISTRIBUTION. The Partnership shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.

                                  ARTICLE XIV
                       INDEPENDENT ACTIVITIES OF PARTNERS

     Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership.

                                   ARTICLE XV
                     BOOKS, REPORTS, FISCAL AND TAX MATTERS

     15.1 BOOKS. The General Partners shall maintain full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List") as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the principal office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any

Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

     15.2 REPORTS. The General Partners shall prepare or cause to be prepared and, as required or requested, shall furnish to the appropriate federal or state regulatory and administrative bodies, the following reports:

          (A) ACQUISITION REPORTS. At least quarterly within sixty (60) days after the end of each quarter during which the Partnership has acquired real property, an "Acquisition Report" of any real property acquisitions within the prior quarter shall be sent to all Limited Partners, including a description of the general character of all materially important real properties acquired or presently intended to be acquired by or leased to the Partnership during the quarter. Such report shall contain the following information (i) a description of the geographic location and of the market upon which the General Partners are relying in projecting successful operation of the property acquired within such quarter, including all facts which reasonably appear to the General Partners to materially influence the value of the property; (ii) a statement of the date and amount of the appraised value of the property; (iii) a statement of the actual purchase price including terms of the purchase, the identity of the seller and an itemization of all monies paid to officers, directors or affiliates in connection with the purchase; (iv) a statement of the total amount of cash expended by the Partnership to acquire each such property; (v) the present or proposed use of such properties and their suitability and adequacy for such use; (vi) the terms of any material lease affecting the property;
     (vii) a description of the proposed method of financing, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, due-on-sale or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; (viii) a statement that title insurance and any required construction, permanent or other financing and performance bonds or other assurances with respect to builders have been or will be obtained on all properties acquired; and (ix) a statement regarding the amount of proceeds of the Offering (in both dollar amount and as a percentage of the net proceeds of the Offering available for investment) which remain unexpended or uncommitted.

          (B) ANNUAL REPORT. Within one hundred twenty (120) days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing five (5) years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to
     Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include the breakdown of the costs reimbursed to the General Partners pursuant to the requirements of
     Section 11.4(b) hereof and such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the activities of the Partnership during the year covered by the report.

          (C) QUARTERLY REPORTS. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within sixty (60) days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within sixty (60) days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the activities of the Partnership during the quarter covered by the report.

          (D) REPORT OF FEES. The Partnership's annual and quarterly reports on Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

          (E) TAX INFORMATION. Within seventy-five (75) days after the end of each fiscal year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within one hundred twenty (120) days after the end of each fiscal year in the event that the Partnership's fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

          (F) ANNUAL STATEMENT OF ESTIMATED UNIT VALUE. The General Partners shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners' estimate of the amount a Unit holder would receive if Partnership Properties were sold at their fair market values as of the close of the Partnership's fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, during the Offering and with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be ten dollars ($10.00)). In connection with their annual valuations (other than during Offering and the first three full fiscal years following the termination of the Offering), the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

          (G) PERFORMANCE REPORTING. The Partnership's annual and quarterly reports on Form 10-K and 10-Q shall set forth the year-to-date amount of Net Cash from Operations and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's Net Cash from Operations for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

          (H) EXPENSE REPORTING. The notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

          (I) OTHER REPORTS. The General Partners shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

          (J) CESSATION OF REPORTS. In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law and the Partnership will comply with any additional reporting requirements imposed by rules adopted subsequent to the date hereof applicable to the Partnership by the Securities and Exchange Commission.

     15.3 FISCAL YEAR. The Partnership shall adopt a fiscal year ending on the last day of December of each year (except that the last fiscal year shall end at the termination of the Partnership); provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership's fiscal year to a period to be determined by the General Partners.

     15.4 TAX ELECTIONS.

          (A) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

          (B) Upon the transfer of all or part of a Partner's or Assignee's interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners' option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners' option, also be made.

     15.5 BANK ACCOUNTS. The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement.

     15.6 INSURANCE. The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

     15.7 TAXATION AS PARTNERSHIP. The General Partners, while serving as such, agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

     15.8 TAX MATTERS.

          (A) The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

          (B) Behringer Harvard Advisors II LP is designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited

     Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner's return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Behringer Harvard Advisors II LP from and against any damage or loss (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Behringer Harvard Advisors II LP shall be the "designated organizer" of the Partnership and the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.

                                  ARTICLE XVI
                 RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

     16.1 POWERS OF THE LIMITED PARTNERS. The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

          (A)  Amend this Agreement, but not as to the matters specified in
     Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

          (B)  Dissolve the Partnership;

          (C)  Remove a General Partner or any successor General Partner;

          (D) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner; and

          (E) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution.

     16.2 RESTRICTIONS ON POWER TO AMEND. Notwithstanding Section 16.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

     16.3 LIMITED LIABILITY. No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.

     16.4 MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.

          (A) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding ten percent (10%) or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than fifteen (15) days nor more than sixty (60) days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

          (B) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner. Prompt notice of the taking of any action by less than unanimous written consent of the Limited Partners without a meeting shall be given to the Limited Partners who have not consented in writing to the taking of the action.

          (C) The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

                                  ARTICLE XVII
                   WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                       ASSIGNABILITY OF GENERAL PARTNERS'
                         AND LIMITED PARTNERS' INTERESTS

     17.1 WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS.

          (A) Except as provided in this Article XVII or Article XX, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership.

          (B) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given ninety (90) days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

          (C) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner's interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes or as may be required by state securities laws or the rules thereunder; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

          (D) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until ninety (90) days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

          (E) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

          (F) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until one hundred twenty (120) days after the occurrence of an Event of Withdrawal.

     17.2 LIMITED PARTNERS' INTEREST. Except as specifically provided in this
Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

     17.3 RESTRICTIONS ON TRANSFERS.

          (A) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

          (B) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

          (C) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

          (D) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

          (E) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer,
     (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or (iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

          (F) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has (i) either (A) a net worth of at least forty-five thousand dollars ($45,000) and an annual gross income of at least forty-five thousand dollars ($45,000) or (B) a net worth of at least one hundred fifty thousand dollars ($150,000) and (ii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

          (G) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void AB INITIO and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

          (H) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

          (I) A Limited Partner requesting a transfer of Units shall be required, as a condition to effecting such transfer, to pay a reasonable transfer fee in an amount determined by the General Partners to be sufficient to cover the costs to the Partnership associated with such transfer. A fee of fifty dollars ($50) shall be deemed reasonable, but shall not preclude a conclusion by the General Partners that a higher fee is reasonable.

     17.4 SUBSTITUTED LIMITED PARTNERS. Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged the Assignee's agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (c) the assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents and authorizations of any governmental or other authorities which are necessary to demonstrate such effectiveness to the General Partners; and (d) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

     17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION. Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Such assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

     17.6 WITHDRAWAL OF LIMITED PARTNER. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

     17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER. Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

     17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS. Notwithstanding any of the foregoing provisions of this Article XVII, the General Partners shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

                                  ARTICLE XVIII
                              LOANS TO PARTNERSHIP

     18.1 AUTHORITY TO BORROW. The General Partners shall cause the Partnership to incur indebtedness to the extent and for the purposes which they deem, in their sole discretion, to be in the best interests of the Partnership, to the extent such loans are authorized pursuant to Section 11.3(e) hereof.

     18.2 LOANS FROM PARTNERS. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership.

                                   ARTICLE XIX
               POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

     19.1 POWER OF ATTORNEY. Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

          (A) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

               (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

               (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

               (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

               (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

               (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

               (vi) To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

               (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

               (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

               (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Texas as they may be amended from time to time;

               (x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or
          (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

               (xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

          (B) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

               (i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this
          Section 19.1; or

               (ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

     Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

     19.2 REQUIRED SIGNATURES. Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

     19.3 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

                                   ARTICLE XX
                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

     20.1 DISSOLUTION. Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

          (A)  The expiration of the term of the Partnership as specified in
     Article VI hereof;

          (B) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

          (C) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

          (D) The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (E)  The effective date of the removal of a General Partner unless
     (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or
     (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to
     Section 20.3 below;

          (F) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (G) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership (unless the General Partners have determined to reinvest the proceeds consistent with the provisions of this Agreement);

          (H) The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption; or

          (I) At any time following the date which is one (1) year after the termination of the Offering, the election by the General Partners to dissolve and terminate the Partnership.

     In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal.

     The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

     20.2 PROXY TO LIQUIDATE. At any time after five (5) years following the termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding ten percent (10%) or more of the outstanding Units (the "Proxy Request") directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners shall send a Proxy to Liquidate to each Limited Partner within sixty
(60) days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a forty-five (45) day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within thirty (30) months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions "in kind" of any Partnership Properties to the Limited Partners.

     20.3 LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP. Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of
Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be one hundred twenty
(120) days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within one hundred twenty (120) days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

     20.4 PAYMENT TO WITHDRAWN OR REMOVED GENERAL PARTNER. Upon the retirement, removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General

Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within ninety (90) days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Dallas, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of the greater of nine percent (9%) per annum or the rate of interest most recently announced by Wells Fargo Bank, N.A. as its "prime rate" as of the date of the termination plus one percent (1%) per annum, with principal and interest payable annually in equal installments. In addition, within one hundred twenty
(120) days after the determination of the fair market value of the former General Partner's interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the procedure described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner's interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

     20.5 TERMINATION OF EXECUTORY CONTRACTS. Upon the removal or occurrence of an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of any remaining or new General Partner) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon sixty (60) days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.

                                  ARTICLE XXI
                   DISTRIBUTION ON TERMINATION OF PARTNERSHIP

     21.1 LIQUIDATION DISTRIBUTION. Upon a dissolution and final termination of the Partnership, the General Partners (or in the event of a General Partner's removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.3 hereof.

     21.2 TIME OF LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

     21.3 LIQUIDATION STATEMENT. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

     21.4 NO LIABILITY FOR RETURN OF CAPITAL. The General Partners shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

     21.5 NO RIGHT OF PARTITION. The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

     21.6 PRIORITY; RETURN OF CAPITAL. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

     21.7 ESCHEAT OF DISTRIBUTIONS. If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state.

                                  ARTICLE XXII
                               GENERAL PROVISIONS

     22.1 NOTICES. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective and deemed delivered (a) upon personal delivery thereof, including by overnight mail and courier service, or
(b) three days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

     22.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

     22.3 AMENDMENT. Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

     22.4 HEADINGS. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

     22.5 AGREEMENT IN COUNTERPARTS. This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

     22.6 GOVERNING LAW. This Agreement shall be governed and construed according to the laws of the State of Texas governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

     22.7 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     22.8 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

     22.9 NO MANDATORY ARBITRATION OF DISPUTES. Except as may be permitted or required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.9 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.

     22.10 OWNERSHIP OF PROPRIETARY PROPERTY. Behringer Harvard Advisors II LP retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that the Partnership has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Partnership may provide regarding the Proprietary Property, the Partnership hereby assigns and transfers exclusively to Behringer Harvard Advisors II LP all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Partnership or any other party, in and to the Proprietary Property. In addition, at Behringer Harvard Advisors II LP's expense, the Partnership will perform any acts that may be deemed desirable by Behringer Harvard Advisors II LP to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to Behringer Harvard Advisors II LP, including but not limited to the execution of any instruments or documents now or hereafter requested by Behringer Harvard Advisors II LP to perfect, defend or confirm the assignment described herein, in a form determined by Behringer Harvard Advisors II LP.

         IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Limited Partnership of Behringer Harvard Short-Term Opportunity Fund I LP under seal as of the date and year first above written.


                               INITIAL LIMITED PARTNER:


                               ------------------------------------------------
                               GERALD J. REIHSEN, III


                               GENERAL PARTNERS:

ATTEST:                        BEHRINGER HARVARD ADVISORS II LP
                               A Texas limited partnership

                               By: Harvard Property Trust, LLC
By:                                Its General Partner
    -----------------------

Name:
     ----------------------

Title:                             By:
      ---------------------            ----------------------------------------
                                       Robert M. Behringer
                                       President of Harvard Property Trust, LLC




                               ------------------------------------------------
                               ROBERT M. BEHRINGER

                                    EXHIBIT C

                             SUBSCRIPTION AGREEMENT
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

         THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (the "Partnership"), and the investor whose signature appears below ("Investor").

1. SUBSCRIPTION AMOUNT AND PAYMENT. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of units of limited partnership interest of the Partnership (the "Units") as set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank Iowa, N.A., as Escrow Agent, of the subscription price for the Units. The subscription price shall be $10 per Unit. (IF THIS IS AN INVESTMENT THROUGH AN IRA OR OTHER QUALIFIED PLAN, SEND THE SUBSCRIPTION DOCUMENTATION DIRECTLY TO THE CUSTODIAN AND MAKE ANY CHECK FOR THE SUBSCRIPTION PAYABLE TO THE CUSTODIAN. IF THIS IS A NON-QUALIFIED (RETAIL) INVESTMENT, SEND THE SUBSCRIPTION DOCUMENTATION TO BEHRINGER SECURITIES LP AT THE ADDRESS INDICATED BELOW AND MAKE THE CHECK PAYABLE TO WELLS FARGO BANK IOWA, N.A., AS ESCROW AGENT.)

2. ACCEPTANCE BY THE PARTNERSHIP. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Partnership. The Partnership may reject any subscription, in whole or in part, in its sole and absolute discretion.

3. DISCLOSURES BY THE PARTNERSHIP. Prospective investors are hereby advised of the following:

     o All prospective investors are urged to carefully read the prospectus of the Partnership dated February 19, 2003, as supplemented to date (the "Prospectus").

     o Prospective investors should understand the risks associated with an investment in the Units, as described in the Prospectus, prior to submitting this Subscription Agreement.

     o The assignability and transferability of the Units is restricted and will be governed by the Partnership's Agreement of Limited Partnership in the form contained in the Prospectus as Exhibit A (the "Partnership Agreement") and all applicable laws as described in the Prospectus.

     o Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     o There is no public market for the Units, and, accordingly, it may not be possible to readily liquidate an investment in the Partnership.

4. SPECIAL NOTICES. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein. PLEASE CAREFULLY REVIEW THE INSTRUCTIONS ATTACHED HERETO BEFORE COMPLETING THIS SUBSCRIPTION AGREEMENT. IF YOU ARE AN INDIVIDUAL INVESTOR, YOU MUST INCLUDE WITH THIS AGREEMENT A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

5.   PURCHASE INFORMATION.

     ------------------------------------------------------
                                                                           FOR NON-QUALIFIED INVESTMENTS:
                                                                         Make Investment Check Payable to:
               --------------- ---------------                     Wells Fargo Bank Iowa, N.A., Escrow Agent for
                  # of Units Total $ Invested                    Behringer Harvard Short-Term Opportunity Fund I LP
                                                                             FOR QUALIFIED INVESTMENTS:
              (# Units x $10 = Total $ Invested;                   Make Investment Check Payable to the Custodian
      amount payable at subscription subject to reduction      -------------------------------------------------------
     for deferred commission option, non-commission sales      |_|  Initial Investment (Minimum $1,000)
         under item 12 below or for volume discounts)          |_|  Additional Investment (Minimum $25)
                                                               State in which sale was made:
             Minimum purchase: $1,000 or 100 Units                                           ----------------
     ------------------------------------------------------    -------------------------------------------------------

     Check the following box to evidence Investor's agreement to elect the Deferred Commission Option:
    (THIS ELECTION MUST BE AGREED TO BY THE BROKER-DEALER LISTED BELOW.)

     NOTE: IF THE INVESTOR PROVIDES PAYMENT OR PAYMENTS THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF UNITS INDICATED ABOVE FOR SUBSCRIPTION, THE INVESTOR'S SUBSCRIPTION SHALL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF UNITS THAT MAY BE PURCHASED FOR SUCH AMOUNT.


6.   TYPE OF OWNERSHIP.

       |_|  Individual                                          |_| IRA (including Simplified Employee Pensions
       |_|  Joint Tenants with Right of Survivorship                (SEPs), Rollovers and Beneficiary IRAs)
       |_|  Husband and Wife as Community Property              |_| Keogh
       |_|  Married Person as Separate Property                 |_| 401(k)
       |_|  Tenants in Common                                   |_| Other Retirement or Profit-Sharing Plan
       |_|  Custodian:  A Custodian for the benefit of                |_| Taxable         |_| Tax-Exempt
            _______________________________ under the           |_| Trust/Trust Type: ___________________
            Uniform Gift to Minors Act or the Uniform               (Please specify, i.e., Family, Living,
            Transfer to Minors Act of the State of                  Revocable, etc. - please include a copy of the
            ________________________                                trust agreement)
                                                                |_| Company or Partnership
                                                                |_| Other: ______________________________

7.   REGISTRATION NAME AND ADDRESS.

       Please print name(s) in which Units are to be registered.

       |_|Mr.       |_|Mrs.       |_|Ms.        |_|MD        |_|PhD        |_|DDS        |_|Other __________________

     Name of Owner                                                  Taxpayer Identification/Social Security Number
     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ----- ---- ----

     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ----- ---- ----
         Name of Joint Owner (if applicable)                        Taxpayer Identification/Social Security Number
     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ----- ---- ----

     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ----- ---- ----

                     -------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box
                     -------------------------------------------------------------------------------------------------

                     -------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box
                     -------------------------------------------------------------------------------------------------

                     ----------------------------------------                -------------        --------------------
                                                                                             Zip
     City                                                     State                         Code
                     ----------------------------------------                -------------        --------------------

                     ----------------------------------------                -----------------------------------------
     Home            (       )                                Business       (       )
     Telephone No.                                            Telephone No.
                     ----------------------------------------                -----------------------------------------

                     ----------------------------------------                -----------------------------------------
     Email Address                                            Country of
        (Optional)                                            Citizenship
                     ----------------------------------------                -----------------------------------------

8.   SUBSCRIBER/BENEFICIAL OWNER NAME AND ADDRESS.

     (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS - FOR EXAMPLE, IF THE ABOVE REGISTRATION NAME AND
     ADDRESS IS A CUSTODIAN OR TRUST COMPANY, INDICATE THE BENEFICIAL OWNER BELOW)

       |_|Mr.       |_|Mrs.       |_|Ms.        |_|MD        |_|PhD        |_|DDS        |_|Other __________________

     Name                                                           Taxpayer Identification/Social Security Number
     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ----- ---- ----

     ----------------------------------------------------------     ---- ---- ---- ---- ---- ----- ----- ---- ----

                     -------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box
                     -------------------------------------------------------------------------------------------------

                     -------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box
                     -------------------------------------------------------------------------------------------------

                     ----------------------------------------                -------------        --------------------
                                                                                             Zip
     City                                                     State                         Code
                     ----------------------------------------                -------------        --------------------

                     ----------------------------------------                -----------------------------------------
     Home            (       )                                Business       (       )
     Telephone No.                                            Telephone No.
                     ----------------------------------------                -----------------------------------------

                     ----------------------------------------                -----------------------------------------
     Email Address                                            Country of
        (Optional)                                            Citizenship
                     ----------------------------------------                -----------------------------------------

                                                             C-2

     INTERESTED PARTY.

     If you would like a duplicate copy of all communications the Partnership sends to you to be sent to an additional party (such as your accountant or financial advisor), please complete the following:


                       ---------------------------------------------------------------------------------------------------
     Name of
     Interested Party
                       ---------------------------------------------------------------------------------------------------

                       ---------------------------------------------------------------------------------------------------
     Name of Firm

                       ---------------------------------------------------------------------------------------------------

                       ---------------------------------------------------------------------------------------------------
     Street Address
     Or P.O. Box
                       ---------------------------------------------------------------------------------------------------

                       -----------------------------------------                ------------            ------------------

     City                                                        State                        Zip Code
                       -----------------------------------------                ------------            ------------------

                       -----------------------------------------                ------------------------------------------
     Telephone No.     (     )                                   Facsimile      (     )
                                                                 Telephone No.
                       -----------------------------------------                ------------------------------------------

                       -----------------------------------------
     Email Address
        (Optional)
                       -----------------------------------------

9.   SUBSCRIBER SIGNATURES.

     Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

     In order to induce the Partnership to accept this subscription, I hereby represent and warrant to the Partnership as follows:


                                                                                    Owner      Joint Owner

(a)  I have received the Prospectus.                                              ----------    ----------
                                                                                   Initials      Initials

(b)  I accept and agree to be bound by the terms and conditions of the            ----------    ----------
     Partnership's Partnership Agreement.                                          Initials      Initials

(c)  I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher
     suitability requirements imposed by my state of primary residence as set     ----------    ----------
     forth in the prospectus under "Who May Invest."                               Initials      Initials

(d)  If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Units is a California resident, I may not consummate a sale or transfer of my Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of
     California, except as permitted in the Commissioner's Rules, and I
     understand that my Units, or any document evidencing my Units, will bear a   ----------    ----------
     legend reflecting the substance of the foregoing understanding.               Initials      Initials

(e)  If I am a Missouri, Nebraska, Ohio or Pennsylvania resident, this            ----------    ----------
     investment does not exceed 10% of my liquid net worth.                        Initials      Initials

(f)  If I am a Washington investor, this investment does not exceed the greater   ----------    ----------
     of 5% of my liquid net worth or 5.0% of my gross income.                      Initials      Initials

(g)  I am purchasing the Units for my own account.                                ----------    ----------
                                                                                   Initials      Initials

(h)  I acknowledge that there is no public market for the Units.                  ----------    ----------
                                                                                   Initials      Initials


(i)  If the undersigned is, or is investing on behalf of, a tax-exempt entity
     (such as a IRA or a charitable remainder trust), other than qualified pension, profit sharing, stock bonus plan or tax-exempt educational organization, the undersigned represents to the Partnership that the undersigned and the Investor each understands that an investment in the
     Units is likely to give rise to unrelated business taxable income ("UBTI")
     for federal income tax purposes, which would result in the Investor being subject to federal income tax, notwithstanding the Investor's status for other tax purposes. The undersigned has carefully considered the impact of this fact on the Investor's investment decision and duties of the undersigned to the Investor. The undersigned also represents that the undersigned and the Investor have each consulted with knowledgeable, independent tax and ERISA advisors in evaluating an investment in the
     Partnership as an appropriate investment, and have concluded it is an appropriate investment notwithstanding such tax considerations and any fiduciary obligations the undersigned and the governing body of such
     Investor may have under ERISA or other applicable law. The undersigned represents that neither the undersigned nor the Investor is relying on any advice with respect to such matters from the Partnership or its
     representatives or agents but, rather, has made an independent evaluation    ----------    ----------
     of the risks and benefits of such an investment.                              Initials      Initials

(j)  If the undersigned is, or is investing on behalf of, a qualified pension, profit sharing, or stock bonus plan or a tax-exempt educational organization, the undersigned represents to the Partnership that the undersigned and the Investor each understands that an investment in the
     Units could, under certain circumstances give rise to unrelated business taxable income ("UBTI") for federal income tax purposes, which would result in the Investor being subject to federal income tax, notwithstanding the
     Investor's status for other tax purposes. The undersigned has carefully considered the impact of this fact on the Investor's investment decision and duties of the undersigned to the Investor. The undersigned also represents that the undersigned and the Investor have each consulted with knowledgeable, independent tax and ERISA advisors in evaluating an investment in the Partnership as an appropriate investment, and have concluded it is an appropriate investment notwithstanding such tax considerations and any fiduciary obligations the undersigned and the governing body of such investor may have under ERISA or other applicable law. The undersigned represents that neither the undersigned nor the
     Investor is relying on any advice with respect to such matters from the
     Partnership or its representatives or agents but, rather, has made an        ----------    ----------
     independent evaluation of the risks and benefits of such an investment.       Initials      Initials

(k)  I am in compliance with the Uniting and Strengthening America by Providing
     Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001
     (known as the USA PATRIOT Act). I am not, nor are any of my principal owners, partners, members, directors or officers included on (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list
     issued by any governmental authority, including the Securities and Exchange  ----------    ----------
     Commission.                                                                   Initials      Initials

----------------------------------------------------------------------------------------------------------
                                         SUBSTITUTE FORM W-9

I DECLARE THAT THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE
PARTNERSHIP IN CONNECTION WITH MY INVESTMENT IN THE PARTNERSHIP. UNDER PENALTIES OF PERJURY, BY SIGNING
THIS SUBSCRIPTION AGREEMENT, I HEREBY CERTIFY THAT (A) I HAVE PROVIDED HEREIN MY CORRECT TAXPAYER
IDENTIFICATION NUMBER, (B) I AM NOT SUBJECT TO BACK-UP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL
INTEREST OR DIVIDENDS, OR THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO
BACK-UP WITHHOLDING, AND (C) EXCEPT AS OTHERWISE EXPRESSLY INDICATED ABOVE, I AM A U.S. PERSON (INCLUDING
A U.S. RESIDENT ALIEN).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
----------------------------------------------------------------------------------------------------------

             NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU
         MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY
                             STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

            A SALE OF THE UNITS MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER
                                      RECEIPT OF THE PROSPECTUS.

---------------------------------     ---------------------------------------     ------------------------
Signature of Investor or Trustee      Signature of Joint Owner, if applicable     Date

                                                   C-4

10.  DISTRIBUTIONS.

       (PLEASE CHECK ONE OF THE FOLLOWING.)
       |_| I prefer to reinvest distributions pursuant to the Partnership's distribution reinvestment and automatic purchase plan.
       |_|  I prefer distributions be paid to me at my address listed under
            Section 7.
       |_| I prefer to direct distributions to a party other than the registered owner per my instructions below.
       |_|  I prefer distributions to be deposited directly into the following
            account:  ___Checking   ___Savings

For deposits into checking or savings accounts: Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, the Partnership is authorized and directed to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Partnership has received written notification of its termination at such time and in such manner as to give the Partnership reasonable time to act. In the event that the Partnership deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions to a party other than the registered owner, please provide the following information, as applicable:


                ----------------------------------------------------------            ------------------------------------
Name of                                                                    Account
Institution                                                                Number
                ----------------------------------------------------------            ------------------------------------

                ----------------------------------------------------------------------------------------------------------
Name on
Account
                ----------------------------------------------------------------------------------------------------------

                ----------------------------------------------------------------------------------------------------------
Street Address
or P.O. Box
                ----------------------------------------------------------------------------------------------------------

                ----------------------------------------------             ---------------               -----------------

City                                                                State                      Zip Code
                ----------------------------------------------             ---------------               -----------------

11.  AUTOMATIC PURCHASES.

Please mark the following box if you choose to make additional investments in Units by authorizing automatic debits from your bank account: |_|

Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase feature of the Partnership's distribution reinvestment and automatic purchase plan. By enclosing a voided check or deposit slip, the Partnership is authorized and directed to begin making electronic debits from the checking, savings or other account designated by the enclosed voided check or deposit slip on each regular interval as you indicate below (twice monthly, monthly, quarterly, semiannually or annually). Such deductions and investments will continue until you notify the Partnership to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

       PLEASE MAKE MY AUTOMATIC PURCHASES:
       |_| Twice Monthly (Purchases will be made on the 15th of each month or the next business day if the 15th is not a business day, and on the last business day of the month.)
       |_| Monthly (Purchases will be made on the last business day of each month.)
       |_| Quarterly (Purchases will be made on the last business day of each calendar quarter.)
       |_| Semiannually (Purchases will be made on the last business days of June and December of each year.)
       |_| Annually (Purchases will be made on the last business day of each year.)

       AMOUNT OF EACH AUTOMATIC PURCHASE ($25 minimum):  $_________

12.  BROKER-DEALER.

     (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Units in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Partnership. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.


                         -----------------------------------------------                  ---------------------------------
                                                                         Telephone No.    (      )
Broker-Dealer Name
                         -----------------------------------------------                  ---------------------------------

                         --------------------------------------------------------------------------------------------------
Broker-Dealer Street
Address or P.O. Box
                         --------------------------------------------------------------------------------------------------

                        -----------------------------------------         --------------              ---------------------

City                                                               State                    Zip Code
                        -----------------------------------------         --------------              ---------------------

                         --------------------------------------------------------------------------------------------------
Registered
Representative Name
                         --------------------------------------------------------------------------------------------------

                        ------------------------------------------------                  ---------------------------------
Registered                                                               Telephone No.    (      )
Representative Number
                        ------------------------------------------------                  ---------------------------------

                         --------------------------------------------------------------------------------------------------
Reg. Rep. Street
Address or P.O. Box
                         --------------------------------------------------------------------------------------------------

                        -----------------------------------------         --------------              ---------------------

City                                                               State                    Zip Code
                        -----------------------------------------         --------------              ---------------------

                        -----------------------------------------
Email Address                                                       Provide only if you would like to receive updated
   (Optional)                                                       information about Behringer Harvard Short-Term
                                                                    Opportunity Fund I LP via email.
                        -----------------------------------------

Check the following box to evidence Broker-Dealer's agreement to elect the Deferred Commission Option: |_|
(THIS ELECTION MUST BE AGREED TO BY THE INVESTOR LISTED ABOVE.)


                                                                          -------------------------------------------------
If the Investor has elected to participate in the distribution reinvestment and automatic purchase plan under Sections 10 or 11 above, note any reductions to standard selling commissions for such investments here:
                                                                          -------------------------------------------------

------------------------------------------------------------              -------------------------------------------------


------------------------------------------------------------              -------------------------------------------------
Financial Advisor Signature                                               Date

13.  REGISTERED INVESTMENT ADVISOR (RIA) AND WRAP FEE REPRESENTATION.

     Check the following box if this investment is made through an RIA which charges no commission on this sale or otherwise is a made pursuant to a wrap fee or other asset fee arrangement with the Investor listed above and as a result no commissions shall be paid to the participating RIA or broker (under these arrangements the Investor's purchase price is $9.30 per Unit): |_|

     (IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS AN NASD LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER/DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER/DEALER FOR ADMINISTRATIVE PURPOSES, NOT THROUGH THE RIA. THE ELIMINATION OF COMMISSIONS AND REDUCED PURCHASE PRICE WILL STILL APPLY.)

14.  PAYMENT INSTRUCTIONS.

     For CUSTODIAL ACCOUNTS, check(s) should be made PAYABLE TO THE CUSTODIAN and sent, with a completed copy of this Subscription Agreement, directly to the custodian.

     For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard Short-Term Opportunity Fund I LP" to:


                                          BEHRINGER SECURITIES LP
                                        1323 North Stemmons Freeway
                                                 Suite 202
                                            Dallas, Texas 75207
                                              (866) 655-3700

-------------------------------------------------------------------------------------------------------------
FOR PARTNERSHIP USE ONLY:
----------------------------------------------------- -------------------------------------------------------

Date:        ______________________________           Check No.        ______________________________

Amount:      ______________________________           Certificate No.: ______________________________

----------------------------------------------------- -------------------------------------------------------

Received and Subscription Accepted:

Behringer Harvard Short-Term Opportunity Fund I LP

By:  Behringer Harvard Advisors II LP, its General Partner

     By:  Harvard Property Trust, LLC, its General Partner


     By:
        --------------------------------------------------
     Name:
          ------------------------------------------------
     Title:
           -----------------------------------------------

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11 RESTRICTIONS ON TRANSFER.

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]



SPECIAL NOTICE FOR NEBRASKA RESIDENTS AND PENNSYLVANIA RESIDENTS ONLY

In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives the prospectus. Residents of the State of Nebraska who first received the prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Partnership within five days of the date of subscription.

Because the minimum offering of Units is less than $11.0 million, Pennsylvania residents are cautioned to evaluate carefully the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                             SUBSCRIPTION AGREEMENT

     Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information.  (Section 5 of Subscription Agreement)

     o A minimum investment of $1,000 (100 Units) is required, except for certain states that require a higher minimum investment.

     o A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, N.A., AS ESCROW AGENT FOR BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP." FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

     o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Mid-Term Value Enhancement Fund I LP, Behringer Harvard REIT I, Inc. or in any other Behringer Harvard public real estate program may invest as little as $25 (2.5 Units), except for residents of Minnesota, Nebraska and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

     o Units may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

     o    Please indicate the state in which the sale is to be made.

     o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next three years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, you will have a 2% selling commission ($.20 per Unit) per year deducted from and paid out of distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Type of Ownership. (Section 6 of Subscription Agreement)

     o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address. (Section 7 of Subscription Agreement)

     o    Please enter the exact name in which the Units are to be held.

          - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

          - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

          - Trusts should include the name of the trustee (include a copy of the trust agreement).

     o All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

     o By signing in Section 9, the investor is certifying that this number is correct.

     o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

     o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber/Beneficial Owner Name and Address. (Section 8 of Subscription Agreement)

     o Complete this Section only if the subscriber's or beneficial owner's name and address is different from the registration name and address provided in Section 7.

     o If the Units are registered in the name of a custodian or trustee, enter the name, address, telephone number and social security number of the beneficial owner.

     o If investor's name is different from the registration name, FOR EACH INDIVIDUAL INVESTOR, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber Signatures. (Section 9 of Subscription Agreement)

     o    Please separately initial each representation where indicated.

     o If title is to be held jointly, all parties must date and sign this Section as follows:

          -    INDIVIDUAL: One signature required.

          -    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

          -    TENANTS IN COMMON: All parties must sign.

          -    COMMUNITY PROPERTY: Only one investor's signature required.

          -    PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature
               Page.

          - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

          - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

          -    CORPORATION: The Subscription Agreement must be accompanied by
               (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

          - IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

          -    KEOGH (HR 10): Same rules as those applicable to IRAs.

          - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

     o    PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Distributions. (Section 10 of Subscription Agreement)

     o Each investor who elects the distribution reinvestment feature of the distribution reinvestment and automatic purchase plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our general partners or their affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested distributions, less any discounts authorized by the Prospectus.

     o If cash distributions are to be sent to an address other than that provided in Section 7 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check or deposit slip.

Automatic Purchases. (Section 11 of Subscription Agreement)

     o By electing the automatic purchase feature of the distribution reinvestment and automatic purchase plan, the investor elects to make additional investments in Units at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Behringer Securities LP or until termination of the offering in respect of the Partnership's Distribution Reinvestment and Automatic Purchase Plan.

     o Each investor who elects the automatic purchase feature of the distribution reinvestment and automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the distribution reinvestment and automatic purchase plan.

     o Each investor who elects the automatic purchase feature of the distribution reinvestment and automatic purchase plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our general partners or their affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested distributions, less any discounts authorized by the Prospectus.

Broker-Dealer. (Section 12 of Subscription Agreement)

     o This Section is to be completed by the investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.

     o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

     o Please check the box related to the Deferred Commission Option if you have agreed with your client to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, your client is required to pay only $9.40 per Unit purchased upon subscription. For the next three years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, your client will have a 2.0% selling commission ($.20 per Unit) per year deducted from and paid out of distributions otherwise distributable to your client. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Registered Investment Advisor (RIA) and Wrap Fee Representation. (Section 13 of Subscription Agreement)

     Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.

                                    EXHIBIT D

              DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLAN

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

     Behringer Harvard Short-Term Opportunity Fund I LP, a Maryland corporation (the "Partnership"), has adopted a Distribution Reinvestment and Automatic Purchase Plan (the "Plan"), administered by the Partnership or an unaffiliated third party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. ELECTION TO PARTICIPATE. Any purchaser of units of limited partnership interests of the Partnership (the "Units"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Units. Any limited partner who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Any election to participate in the Plan may indicate any of the following: (i) participation only in the distribution reinvestment program described in Paragraph 2 hereof, (ii) participation only in the automatic purchase program described in Paragraph 3 hereof, or (iii) participation in both the distribution reinvestment and additional purchase programs. Limited Partners who elect to participate in the Plan generally are required to have the full amount of their cash distributions with respect to Units owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a limited partner, to accommodate a limited partner's request for less than all of the limited partner's Units to be subject to participation in the Plan.

2. DISTRIBUTION REINVESTMENT PROGRAM. The Administrator will receive all cash distributions paid by the Partnership with respect to Units of Participants who elect to participate in the distribution reinvestment provisions of this Plan (collectively, the "Distributions"). Participation in the distribution reinvestment program will commence with the next Distribution payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a limited partner will become a Participant in the distribution reinvestment program effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.

3. AUTOMATIC PURCHASE PROGRAM. Any holder of Units may elect to purchase additional Units on a continuous basis by electing to participate in the automatic purchase provisions of this Plan. Upon such election, the Administrator or the Partnership's transfer agent will, at the regular intervals indicated on the Participant's election to participate (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $25 per interval (collectively, the "Additional Payments"). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participants who have also elected to participate in the distribution reinvestment program will also have all Distributions with respect to the Units acquired through the automatic purchase program reinvested pursuant to the distribution reinvestment program, unless the Administrator agrees, in its sole discretion upon request of a Participant, to allow such Distributions to be paid in cash to the Participant. Participation in the automatic purchase program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten (10) days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

4. GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Distributions and Additional Payments subject to this Plan, as follows:

     (a) Prior to the termination of the Partnership's initial public offering of the Units reserved for issuance under the Plan pursuant to the Partnership's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Administrator will invest Distributions in Units at the public offering price per Share ($10 per Share).

     (b) After termination of the Initial Offering, the Administrator will invest Distributions and Additional Payments in Units which may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Units for use in the Plan (a "Future Registration") or (ii) Units purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the

Commission for resale pursuant to the Plan. Units purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution or automatic purchase interval will be utilized for purposes of purchases of Units in the Plan on such investment date. Units acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10 per Share price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10 per Share. If the Administrator acquires Units in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Units in the Secondary Market or the Partnership's ability to complete a Future Registration for Units to be used in the Plan, neither the Administrator nor the Partnership is in any way obligated to do either.

     (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Units to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0% (reduced commission rates will apply where volume discounts applied to original subscriptions). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Units purchased pursuant to the Plan (which, with respect to the Initial Offering, is Behringer Securities LP) at the rate of (i) with respect to Distribution reinvestments, not to exceed 1.0% and (ii) with respect to automatic purchases, not to exceed 2.5%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Units purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

     (d) For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions and/or Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant.

     (e) Distributions shall be invested by the Administrator in Units promptly following the payment date with respect to such Distributions and Additional Payments will be invested by the Administrator in Units promptly following each Payment Interval, in each case to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

     (f) Each Participant during a fiscal year will acquire and own a number of Units acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Units are acquired, which may result in the ownership of fractional Units, computed to four decimal places. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent.

5. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle Distributions attributable to Units owned by Participants and Additional Payments received from Participants.

6. ABSENCE OF LIABILITY. Neither the Partnership nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions and Additional Payments are invested. Neither the Partnership nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant.

7.   SUITABILITY.

     (a) The participating broker-dealer, or in the event there is no participating broker-dealer, the Partnership, assumes the responsibility for blue sky compliance and performance of due diligence responsibilities and will ascertain whether the Participant continues to meet the suitability standards of his state of residence with respect to each purchase of Units pursuant to this Plan. Additionally, the participating broker-dealer involved in the Plan must obtain in writing an agreement from the Participant by which the Participant agrees to the payment of compensation to the broker-dealer in connection with such Participant's purchases.

     (b) Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Units.

     (c) For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Partnership's prospectus for the Participant's initial purchase of Units.

8. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions and/or Additional Payments received during the quarter, the number of Units purchased during the quarter, the per Share purchase price for such Units, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(b) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Units becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Partnership or the Administrator at least annually.

9. NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Partnership or the Administrator except as expressly provided herein.

10. TAXES. Taxable Participants may incur a tax liability for Partnership Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

11. REINVESTMENT IN SUBSEQUENT PROGRAMS. After the termination of the Initial Offering, the General Partners on behalf of the Partnership may determine, in their sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have Distributions and Additional Payments invested through the Plan in any subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the General Partners or their affiliates which has substantially identical investment objectives as the Partnership (a "Subsequent Program"). If the General Partners make such a determination, Participants may invest Distributions and Additional Payments in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

     (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment and/or additional purchase plan;

     (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

     (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

     (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

     (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

     (f) the Subsequent Program has substantially identical investment objectives as the Partnership.

     Any investment of Distributions and/or Additional Payments in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to investment of Distributions and/or Additional Payments in Units of the Partnership.

12.  TERMINATION.

     (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten
(10) days prior to the last day of the month to which such Distribution relates. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten (10) days prior to the next Payment Interval following the date of receipt of such notice.

     (b) Prior to the listing of the Units on a stock exchange or inclusion of the Units for quotation on the Nasdaq Stock Market, a Participant's transfer of Units will terminate participation in the Distribution Reinvestment Program with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

     (c) The Administrator may terminate a Participant's individual participation in the Plan, either entirely or with respect to either the distribution reinvestment program or the automatic purchase program, and the Partnership may terminate the Plan itself, at any time by ten (10) days' prior written notice to a Participant, or to all Participants, as the case may be.

     (d) After termination of the Plan or termination of a Participant's participation in the Plan, either entirely or with respect to either the distribution reinvestment or the automatic purchase program, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Distributions and/or Additional Payments (as applicable) in the Participant's account that have not been invested in Units. Any future Distributions with respect to such former Participant's Units made after the effective date of the termination of the Participant's participation in the Distribution Reinvestment Program will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

13. STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan, either entirely or with respect to either the distribution reinvestment program or the automatic purchase program, to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

14. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 210, Dallas, Texas 75207, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

15. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least thirty (30) days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

16. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.